UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Portland General Electric Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 24, 2008

To our shareholders:

On behalf of the Board of Directors, we are pleased to invite you to Portland General Electric Company’s 2008 Annual Meeting of Shareholders. The meeting will be held at 10:00 a.m. Pacific Time on Wednesday, May 7, 2008, at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon.

Details of the business we plan to conduct at the meeting are included in the attached Notice of Annual Meeting of Shareholders and proxy statement. Only holders of record of PGE common stock at the close of business on March 14, 2008 are entitled to vote at the meeting.

Your vote is very important. Regardless of the number of shares you own, we encourage you to participate in the affairs of the company by voting your shares at this year’s annual meeting. Even if you plan to attend the meeting, it is a good idea to vote your shares before the meeting.

This year, we are pleased to be among the first group of companies to take advantage of new Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders on the Internet. We believe the new rules will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

We hope you will find it possible to attend this year’s annual meeting, and thank you for your interest in PGE and your participation in this important annual process.

Cordially,

Corbin A. McNeill, Jr. Chairman of the Board	Peggy Y. Fowler Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On MAY 7, 2008

To our shareholders:

The 2008 Annual Meeting of Shareholders of Portland General Electric Company will be held at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon, 97204 at 10:00 a.m. Pacific Time on Wednesday, May 7, 2008.

The meeting is being held for the following purposes, which are more fully described in the proxy statement that accompanies this notice:

1. To elect directors for the coming year;

2. To ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal year 2008;

3. To approve the amended and restated Portland General Electric Company 2006 Stock Incentive Plan;

4. To approve the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers; and

5. To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

As of the date of this notice, the company has received no notice of any matters, other than those set forth above, that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.

The close of business on March 14, 2008 has been fixed as the record date for determining shareholders entitled to vote at the annual meeting. Accordingly, only shareholders of record as of the close of business on that date are entitled to vote at the annual meeting or any adjournments or postponements of the annual meeting.

Your vote is very important.  Please read the proxy statement and then, whether or not you expect to attend the annual meeting, and no matter how many shares you own, please vote your shares as promptly as possible. You can vote by proxy over the Internet, by mail or by telephone by following the instructions provided in the proxy statement. Submitting a proxy now will help ensure a quorum and avoid added proxy solicitation costs. If you attend the meeting you may vote in person, even if you have previously submitted a proxy.

You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of PGE a written revocation or a proxy with a later date or by voting your shares in person at the meeting, in which case your prior proxy will be disregarded.

BY ORDER OF THE BOARD OF DIRECTORS

Marc S. Bocci
Corporate Secretary

March 24, 2008
Portland, Oregon

Portland General Electric Company
121 SW Salmon Street
Portland, Oregon 97204

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held On MAY 7, 2008

This proxy statement is being furnished to you by the Board of Directors of Portland General Electric Company (“PGE” or the “company”) to solicit your proxy to vote your shares at our 2008 Annual Meeting of Shareholders. The meeting will be held at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon at 10:00 a.m. Pacific Time on Wednesday, May 7, 2008. This proxy statement and the enclosed proxy card and 2007 Annual Report are being mailed to shareholders, or made available electronically, on or about March 24, 2008.

Questions and Answers about the Annual Meeting

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to new rules recently adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials, at no charge. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice of Internet Availability. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice of Internet Availability.

Why am I receiving these materials?

Our Board of Directors has made these materials available to you on the Internet, or, upon your request, will deliver printed versions of these materials to you by mail, in connection with the board’s solicitation of proxies for use at our 2008 Annual Meeting of Shareholders. You are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

What is included in these materials?

These materials include:

•	Our proxy statement for the 2008 annual meeting; and

•	Our 2007 Annual Report to Shareholders, which includes our audited consolidated financial statements.

If you request printed versions of these materials by mail, these materials will also include the proxy card for the 2008 annual meeting.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability provides you with instructions regarding how to:

•	View our proxy materials for the 2008 annual meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by email.

Who is entitled to vote at the annual meeting?

Holders of PGE common stock as of the close of business on the record date, March 14, 2008, may vote at the 2008 annual meeting, either in person or by proxy. As of the close of business on March 14, 2008, there were 62,529,784 shares of PGE common stock outstanding and entitled to vote. The common stock is the only authorized voting security of the company, and each share of common stock is entitled to one vote on each matter properly brought before the 2008 annual meeting.

What matters will be voted on at the annual meeting?

There are four matters scheduled for a vote at the annual meeting:

1. The election of directors;

2. The ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal year 2008;

3. The approval of the amended and restated Portland General Electric Company 2006 Stock Incentive Plan; and

4. The approval of the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers

What are the board’s voting recommendations?

The board recommends that you vote your shares in the following manner:

•	FOR the election of each of the company’s nominees for director;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal year 2008;

•	FOR the approval of the amended and restated Portland General Electric Company 2006 Stock Incentive Plan; and

•	FOR the approval of the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, or AST, you are considered the “shareholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares. You also are invited to attend the annual meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

How can I vote my shares before the annual meeting?

If you hold shares in your own name as a shareholder of record, you may vote before the annual meeting by Internet by following the instructions contained in the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also cast your vote by authorizing the individuals named on the enclosed proxy card to serve as your proxy to vote your shares at the annual meeting in the manner you indicate. You may do so by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.

If you are a beneficial owner of shares held in street name, your broker, bank or other nominee will provide you with materials and instructions for voting your shares. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares.

Even if you plan to attend the annual meeting, we recommend that you vote before the meeting as described above so that your vote will be counted if you later decide not to attend the meeting. Submitting a proxy or voting through the telephone or the Internet will not affect your right to attend the annual meeting and vote in person.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

If your shares are held in your own name as a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, or you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors, your shares will be voted as follows:

•	FOR the election of each of the company’s nominees for director;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal year 2008;

•	FOR the approval of the Portland General Electric Company amended and restated 2006 Stock Incentive Plan: and

•	FOR the approval of the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers.

If I am the beneficial owner of shares held in street name by my broker, will my broker automatically vote my shares for me?

New York Stock Exchange rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters, which include the election of directors and the ratification of the appointment of the independent registered public accounting firm. However, your broker does not have discretionary authority to vote your shares for certain other types of matters, including the approval of the amended and restated 2006 Stock Incentive Plan and approval of the 2008 Annual Cash Incentive Master Plan for Executive Officers. If your broker does not receive voting instructions from you regarding these proposals, your shares will not be voted on these proposals.

Could other matters be decided at the annual meeting?

As of the date of this proxy statement, we are unaware of any matters other than those set forth in the Notice of Annual Meeting of Shareholders that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.

Can I vote in person at the annual meeting?

Yes. If you hold shares in your own name as a shareholder of record, you may come to the annual meeting and cast your vote at the meeting by properly completing and submitting a ballot. If you are the beneficial owner of shares held in street name, you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting.

What do I need to bring to be admitted to the annual meeting?

All shareholders must present a form of personal photo identification in order to be admitted to the meeting. In addition, if your shares are held in the name of your broker, bank or other nominee and you wish to attend the annual meeting, you must bring an account statement or letter from the broker, bank or other nominee indicating that you were the owner of the shares on March 14, 2008.

How can I change or revoke my vote?

If you hold shares in your own name as a shareholder of record, you may change your vote or revoke your proxy at any time before voting begins by:

•	Notifying our Corporate Secretary in writing that you are revoking your proxy;

•	Delivering another duly signed proxy that is dated after the proxy you wish to revoke; or

•	Attending the annual meeting and voting in person by properly completing and submitting a ballot. (Attendance at the meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you vote at the meeting.)

Any written notice of revocation, or later dated proxy, should be delivered to:

Portland General Electric Company
121 SW Salmon Street, 1WTC1301
Portland, Oregon 97204
Attention: Marc S. Bocci, Corporate Secretary

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Corporate Secretary at the annual meeting before the voting begins.

If you are the beneficial owner of shares held in street name, please check with your bank or broker and follow the procedures your bank or broker provides if you wish to change your vote with respect to those shares.

What are the voting requirements to elect directors and approve the proposals described in the proxy statement?

The vote required to approve each of the matters scheduled for a vote at the annual meeting is set forth below:

Proposal	Vote Required

Election of Directors	Plurality
Ratification of Appointment of Deloitte & Touche LLP	Votes in Favor Exceed Votes Against
Approval of amended and restated 2006 Stock Incentive Plan	Votes in Favor Exceed Votes Against
Approval of 2008 Annual Cash Incentive Master Plan for Executive Officers	Votes in Favor Exceed Votes Against

The election of directors by a “plurality” of the votes cast at the meeting means that the nominees receiving the largest number of votes cast will be elected as directors up to the maximum number of directors to be elected at the meeting.

What is the “quorum” for the annual meeting and what happens if a quorum is not present?

The presence at the annual meeting, in person or by proxy, of a majority of the shares issued and outstanding and entitled to vote as of March 14, 2008 is required to constitute a “quorum.” The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the annual meeting. If you vote by Internet or telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and broker “non-votes” (each of which are explained below) also will be counted in determining the presence of a quorum. If the shares present in person or represented by proxy at the annual meeting are not sufficient to constitute a quorum, the chairman of the meeting or the shareholders by a vote of the holders of a majority of votes present in person or represented by proxy, may, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention” and how would it affect the vote?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. However, an abstention with respect to a matter submitted to a vote of shareholders will not be counted for or against the matter. Consequently, an abstention with respect to any of the matters scheduled for a vote at the annual meeting will not affect the outcome of the vote.

What is a “broker non-vote” and how would it affect the vote?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner with respect to the election of directors and the ratification of the appointment of the independent registered public accounting firm. However, brokers will not have discretionary authority to vote such shares for the approval of the amended and restated 2006 Stock Incentive Plan or the approval of the 2008 Annual Cash Incentive Master Plan for Executive Officers. Shares that are the subject of a broker non-vote are included for quorum purposes but will not affect the outcome of the vote on any of the matters scheduled for a vote at the annual meeting. A broker non-vote with respect to a proposal will not be counted as a vote “cast” for or against the proposal. Consequently, a broker non-vote will not affect the outcome of the vote.

Who will conduct the proxy solicitation and how much will it cost?

The company is soliciting your proxy for the annual meeting and will pay all the costs of the proxy solicitation process. We have engaged Broadridge Financial Solutions, Inc. to assist in the distribution of proxy materials, and we will pay their reasonable out-of-pocket expenses for these services. Our directors, officers and employees may communicate with shareholders by telephone, facsimile, email or personal contact to solicit proxies. These individuals will not be specifically compensated for doing so. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of PGE common stock.

Who will count the votes?

Broadridge Financial Solutions, Inc. will tabulate the votes cast by mail, Internet, or telephone. Nora E. Arkonovich, our Assistant Secretary will tabulate any votes cast at the annual meeting and will act as inspector of election to certify the results.

If you have any questions about voting your shares or attending the annual meeting, please call our Investor Relations Department at (503) 464-7395.

Security Ownership of Certain Beneficial Owners,
Directors and Executive Officers

On March 14, 2008 there were 62,529,784 shares of PGE common stock outstanding. The following table sets forth, as of that date unless otherwise specified, the beneficial ownership of PGE common stock of (1) known beneficial owners of more than 5% of PGE’s common stock, (2) each director or nominee for director, (3) each of our “named executive officers” listed in the Summary Compensation Table, and (4) our executive officers and directors as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his, her or its name, except as otherwise noted.

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner	Beneficial Ownership		Class

5% or Greater Holders
Franklin Resources, Inc.(1) One Franklin Parkway San Mateo, CA 94403	6,000,000		9.6%
American Century Investment Management, Inc.(2) 4500 Main Street Kansas City, MO 64111	4,418,927		7.1%
Shapiro Capital Management LLC(3) 3060 Peachtree Road NW, Ste. 1555 Atlanta, GA 30305	3,871,498		6.2%
Non-Employee Directors
John W. Ballantine	2,017	(4)	*
Rodney L. Brown, Jr.	1,341	(4)	*
David A. Dietzler	2,017	(4)	*
Mark B. Ganz	2,017	(4)	*
Corbin A. McNeill, Jr.	2,017	(4)	*
Neil J. Nelson	1,617	(4)(5)	*
M. Lee Pelton	2,017	(4)	*
Maria M. Pope	2,017	(4)(5)	*
Robert T. F. Reid	2,017	(4)	*
Named Executive Officers
Peggy Y. Fowler	2,716		*
James J. Piro	713		*
Stephen M. Quennoz	411		*
Arleen N. Barnett	590		*
Stephen R. Hawke	411		*
All of the above officers and directors and other executive officers as a group (21 persons)	23,589		*

*	Percentage is less than 1% of PGE common stock outstanding.

(1)	As reported on Schedule 13G filed with the Securities and Exchange Commission on February 4, 2008.

(2)	As reported on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008.

(3)	As reported on Schedule 13G filed with the Securities and Exchange Commission on February 8, 2008.

(4)	Includes the following number of shares of common stock that will be issued on March 31, 2008 upon the vesting of restricted stock units granted under the Portland General Electric Company 2006 Stock Incentive Plan: Messrs. Ballantine, Brown, Dietzler, Ganz, McNeill, Nelson, Pelton and Reid and Ms. Pope — 272 shares. Restricted stock units do not have voting or investment power until the units vest and the underlying common stock is issued.

(5)	Shares are held jointly with the individual’s spouse, who shares voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and executive officers and persons who beneficially own more than 10% of our common stock. To the best of our knowledge, all of the filings required by Section 16(a) of the Securities Exchange Act of 1934 for our directors and executive officers and persons who beneficially own more than 10% of our common stock were made on a timely basis in 2008.

Executive Officers(1)

Name	Age	Business Experience

Peggy Y. Fowler Chief Executive Officer and President	56	Appointed to current position on April 1, 2000. Served as President from February 1998 until appointed to current position and served as Chair of the Board of Directors from May 2001 until January 2004. Served as Chief Operating Officer of PGE Distribution Operations from November 1996 until February 1998. Previously served in various positions with PGE, including Senior Vice President, Customer Service and Delivery, and Vice President, Power Production and Supply.
		Ms. Fowler also served as President of Portland General Holdings, Inc.(2) (an Enron affiliate) from March 1999 until June 2003.
James J. Piro Executive Vice President, Finance, Chief Financial Officer and Treasurer	55	Appointed to current position on July 25, 2002. Served as Senior Vice President Finance, Chief Financial Officer and Treasurer from May 2001 until appointed to current position. Served as Vice President, Chief Financial Officer and Treasurer from November 2000 until May 2001. Served as Vice President, Business Development from February 1998 until November 2000. Served as General Manager, Planning Support, Analysis and Forecasting, from 1992 until 1998.
		Mr. Piro also served as Chief Financial Officer and Senior Vice President of Portland General Holdings, Inc.(2) (an Enron affiliate) from July 2001 until June 2003.
Stephen R. Hawke Senior Vice President, Customer Service and Delivery	58	Appointed to current position in August 2006. Served as Vice President, Customer Service and Delivery from August 2004 until appointed to current position. Served as Vice President, System Engineering, Utility Services and Customer Service from October 2003 to August 2004. Served as Vice President, System Engineering and Utility Services from July 1997 until October 2003.

Name	Age	Business Experience

Arleen N. Barnett Vice President, Administration	56	Appointed to current position on August 2, 2004. Served as Vice President, Human Resources and Information Technology and as Corporate Compliance Officer from May 2001 until appointed to current position. Served as Vice President, Human Resources from February 1998 until May 2001.
		Ms. Barnett also served as Vice President, Human Resources of Portland General Holdings, Inc.(2) (an Enron affiliate) from March 1998 until June 2003.
Carol A. Dillin Vice President, Public Policy	50	Appointed to current position on February 1, 2004. Served as Director of Public Affairs and Corporate Communications from April 1998 until appointed to current position.
J. Jeffrey Dudley Vice President, General Counsel and Corporate Compliance Officer	59	Appointed to current position on August 10, 2007. Served as Associate General Counsel from May 2001 until appointed to current position and was the lead regulatory attorney on state and federal matters.
Campbell A. Henderson Vice President, Information Technology and Chief Information Officer	54	Appointed to current position on August 1, 2006. Served as Chief Information Officer and General Manager, Information Technology from 2005 until appointed to current position. Served as Chief Information Officer for Stockamp and Associates, a health care consulting organization, from 2003 until 2004. Served as Vice President, Chief Information Officer of Willamette Industries from 1998 to 2002.
Pamela G. Lesh Vice President, Regulatory Affairs and Strategic Planning	51	Appointed to current position on August 2, 2004. Served as Vice President, Regulatory and Federal Affairs from June 2002 until appointed to current position.
James F. Lobdell Vice President, Power Operations and Resource Strategy	49	Appointed to current position on August 2, 2004. Served as Vice President, Power Operations from September 2002 until appointed to current position. Served as Vice President, Risk Management Reporting, Controls and Credit from May 2001 until September 2002.
Joe A. McArthur Vice President, Transmission and Customer Service	60	Appointed to current position on July 1, 2006. Served as Vice President, Distribution from July 1997 until appointed to current position.
William O. Nicholson Vice President, Customers and Economic Development	49	Appointed to current position on May 2, 2007. Served as General Manager, Distribution Western Region from April 2004 until appointed to current position. Served as General Manager, Distribution Line Operations & Services from February 2002 until April 2004.
Stephen M. Quennoz Vice President, Nuclear and Power Supply/Generation	60	Appointed to current position on August 2, 2004. Served as Vice President, Generation from January 2001 until appointed to current position.

(1)	Officers of PGE are elected for one-year terms or until their successors are elected and qualified.

(2)	Portland General Holdings, Inc. (PGH) filed for bankruptcy protection on June 27, 2003. PGH’s bankruptcy case was dismissed by the Bankruptcy Court on October 20, 2005. PGH, a wholly-owned subsidiary of Enron, remained with Enron following the April 3, 2006 separation of PGE from Enron.

Corporate Governance

Corporate Governance Program

PGE common stock is listed on the New York Stock Exchange. In connection with that listing, our board has implemented a corporate governance program, including the adoption of charters for our Audit Committee, Compensation and Human Resources Committee and Nominating and Corporate Governance Committee; Corporate Governance Guidelines (including Categorical Standards for Determination of Director Independence); a Process for Handling Communications to the Board of Directors and Board Committees; a Code of Business Ethics and Conduct; and a Code of Ethics for the Chief Executive and Senior Financial Officers. These documents are published under the “Investors — Corporate Governance” section of our website at www.portlandgeneral.com and are available in print to shareholders, without charge, upon request to Portland General Electric Company at its principal executive offices at 121 SW Salmon Street, Portland, Oregon 97204, Attention: Corporate Secretary.

Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors. Members of the board are kept informed of our business by consulting with our Chief Executive Officer and other officers and senior management, by reviewing and approving capital and operating plans and budgets and other materials provided to them, by visiting our offices and plants and by participating in meetings of the board and its committees.

During 2007, the Board of Directors met seven times. Under our Corporate Governance Guidelines, the non-management directors must meet in executive session without management at least quarterly. The Chairman of the board (or if the Chairman is not an independent director, the lead independent director) presides over these executive sessions. The non-management directors met in executive session five times in 2007 generally at the end of each board meeting. In the event that the non-management directors include directors who are not independent under the New York Stock Exchange listing standards, our Corporate Governance Guidelines require the independent directors to meet separately in executive session at least once a year. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and meetings held by all committees on which the director served, during the period for which the director served.

It is our policy that directors are expected to attend the annual meeting of shareholders. A director who is unable to attend the annual meeting of shareholders (which it is understood may occur on occasion) is expected to notify the Chairman of the board. All directors attended our 2007 annual meeting of shareholders.

Selection of Candidates for Board Membership

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the board for election as directors. The committee seeks candidates with the qualifications and areas of expertise that will enhance the composition of the board. The committee also seeks to have the board represent a diversity of backgrounds, experience, gender and race. The committee considers a number of criteria in selecting nominees, including:

•	Demonstration of significant accomplishment in the nominee’s field;

•	Ability to make a meaningful contribution to the board’s oversight of the business and affairs of the company;

•	Reputation for honesty and ethical conduct in the nominee’s personal and professional activities;

•	Relevant background and knowledge in the utility industry;

•	Specific experiences and skills in areas important to the operation of the company; and

•	Business judgment, time availability, including the number of other boards of public companies on which a nominee serves, and potential conflicts of interest.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the committee will take into consideration the needs of the board and the qualifications of the candidate. To have a candidate considered by the Nominating and

Corporate Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	The shareholder’s name and evidence of ownership of PGE common stock, including the number of shares owned and the length of time of ownership; and

•	The candidate’s name, resume or listing of qualifications to be a director and consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the board.

The shareholder recommendation and information described above must be sent to our Corporate Secretary at Portland General Electric Company, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204 and must be received by our Corporate Secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of shareholders.

The Nominating and Corporate Governance Committee retains a third party search firm to assist the committee members in identifying and evaluating potential nominees for the board. The committee also identifies potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above who might be available to serve on the board, especially business and civic leaders in the communities in our service area. As described above, the committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the committee may collect and review publicly available information to assess whether the person should be considered further. If the committee determines that the person warrants further consideration, the committee chair or another member of the committee contacts the person. Generally, if the person expresses a willingness to be a candidate and to serve on the board, the Nominating and Corporate Governance Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. In certain instances, committee members may contact references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments. The committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder.

Non-Employee Director Compensation

The following table describes the compensation earned by persons who served as non-employee directors during any part of 2007.

2007 Director Compensation

			Change in
			Pension Value
			and
			Nonqualified
			Deferred
	Fees Earned or		Compensation	All Other
	Paid in Cash	Stock Awards	Earnings	Compensation	Total
Name	(1) ($)	(2) ($)	(3) ($)	(4) ($)	($)

John W. Ballantine	92,500	30,600	284	910	124,294
Rodney L. Brown, Jr.	53,000	30,600	25	884	84,509
David A. Dietzler	79,000	30,600	232	910	110,742
Mark B. Ganz	56,000	30,600	0	910	87,510
Corbin A. McNeill, Jr.	141,500	30,600	0	910	173,010
Neil J. Nelson	72,000	30,600	0	887	103,487
M. Lee Pelton	74,000	30,600	0	910	105,510
Maria M. Pope	78,000	30,600	0	910	109,510
Robert T. F. Reid	71,500	30,600	0	910	103,010

(1)	Amounts in this column include retainers, meeting fees and chair fees.

(2)	Amounts in this column represent the financial accounting cost to us in 2007 that was attributable to restricted stock unit grants made in 2007 and 2006, the terms of which are discussed further below under the section entitled “Restricted Stock Unit Grants.” The grant date fair value of the common stock underlying the restricted stock units granted to each of the directors in 2007, other than Mr. Brown, was $30,000. These grants were made to all directors on June 13, 2007 in respect of services to be performed during the ensuing 12-month period. The grant date fair value of the common stock underlying the restricted stock units granted to Mr. Brown in 2007 was $45,000. Mr. Brown joined our board in February 2007. The additional $15,000 grant to Mr. Brown was made to compensate Mr. Brown for the first half of 2007. For a discussion of the assumptions underlying our determination of the fair value, see “Note 5 — Stock-Based Compensation” in the Notes to the Consolidated Financials Statements in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	Amounts in this column constitute above-market interest earned on deferred compensation balances under the Portland General Electric Company 2006 Outside Directors’ Deferred Compensation Plan.

(4)	This column shows amounts earned in respect of dividend equivalent rights under restricted stock unit awards. See the discussion below under “Restricted Stock Unit Grants.” The value of the dividend equivalent rights was not incorporated into the “Stock Award” column.

Current Compensation Arrangements for Non-Employee Directors

On July 13, 2006, the Board of Directors, acting upon recommendations of an outside compensation consultant retained by the board, approved changes to the compensation arrangements for the company’s non-employee directors. The changes in compensation were designed to bring the compensation of our directors in line with that of comparable publicly traded electric utilities. The following table describes the current compensation arrangements with our non-employee directors:

Annual Cash Retainer Fee	$30,000
Additional Annual Cash Retainer for Chairman of the Board	$75,000
Additional Annual Cash Retainer Fee for Audit Committee Chair	$15,000
Additional Annual Cash Retainer for Other Committee Chairs	$7,500
Board and Committee Meeting Fees
Attendance in person	$3,000
Telephone attendance	$1,000
Value of Annual Grant of Restricted Stock Units	$30,000

The annual cash retainers and board and committee meeting fees are paid quarterly in arrears. We will also reimburse certain expenses related to the directors’ service on the board, including expenses in connection with attendance at board and committee meetings.

Our non-employee directors are required to hold at least 3,300 shares of PGE common stock while serving as a director. They have three years from appointment or election to meet this requirement.

Restricted Stock Unit Grants

Each non-employee director received a grant of restricted stock units on June 13, 2007. The number of restricted stock units each director received was determined by dividing $30,000 by the closing price of PGE common stock on the date of grant. We intend to make additional grants of $30,000 worth of restricted stock units to each director each year on or about the date of our annual meeting of shareholders. Each restricted stock unit represents the right to receive one share of common stock at a future date. Provided that the director remains a non-employee member of the board, the restricted stock units will vest over a one-year vesting period in equal installments on the last day of each calendar quarter and will be settled exclusively in shares of common stock. Restricted stock units do not have voting rights with respect to the underlying common stock until the units vest and the common stock is issued.

Each director also was granted one dividend equivalent right with respect to each restricted stock unit. Each dividend equivalent right represents the right to receive an amount equal to dividends paid on one share of common stock, having a record date between the grant date and vesting date of the related restricted stock unit. The dividend equivalent rights will be settled exclusively in cash on the date that the related dividends are paid to holders of common stock.

The grants of restricted stock units and dividend equivalent rights were made pursuant to the terms of the Portland General Electric Company 2006 Stock Incentive Plan. The grants are subject to the terms and conditions of the plan and agreements between PGE and each director.

Outside Directors’ Deferred Compensation Plan

The company maintains the Portland General Electric Company 2006 Outside Directors’ Deferred Compensation Plan to provide directors with the opportunity to defer payment of compensation for their board service. Directors may defer fees and retainers, as well as any other form of cash remuneration included on a deferral election form approved by the Compensation and Human Resources Committee. Deferral elections must be made no later than December 15 of the taxable year preceding the year in which the compensation is earned. Deferrals accumulate in an account that earns interest at a rate that is one-half percentage point higher than the Moody’s Average Corporate Bond rate. Benefit payments under the plan may be made in a lump sum or in monthly installments over a maximum of 180 months.

Director Independence

For a director to be considered independent under the New York Stock Exchange (“NYSE”) corporate governance listing standards, the Board of Directors must affirmatively determine that the director does not have any direct or indirect material relationship with the company, including any of the relationships specifically proscribed by the NYSE independence standards. The board considers all relevant facts and circumstances in making its independence determinations. Only independent directors may serve on our Audit Committee, Compensation and Human Resources Committee and Nominating and Corporate Governance Committee.

In addition to complying with NYSE independence standards, our Board of Directors has adopted a formal set of categorical standards with respect to the determination of director independence. Under our Categorical Standards for Determination of Director Independence, a director must be determined to have no material relationship with the company other than as a director. These standards specify the criteria by which the independence of our directors will be determined, including guidelines for directors and their immediate families with respect to past employment or affiliation with the company, its customers or its independent registered public accounting firm. The standards also restrict commercial and not-for-profit relationships with the company, and prohibit Audit Committee members from having any accounting, consulting, legal, investment banking or financial advisory relationships with the company. Directors may not be given personal loans or extensions of credit by the company, and all directors are required to deal at arm’s length with the company and its subsidiaries, and to disclose any circumstance that may result in the director no longer being considered independent. The full text of our Categorical Standards for Determination of Director Independence is published as an addendum to our Corporate Governance Guidelines, which are available under the “Investors — Corporate Governance” section of our website at www.portlandgeneral.com.

During its review of director independence, the board considered whether there were any transactions or relationships between the company and any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The board also considered our charitable contributions to not-for-profit organizations of which a director or an immediate family member of a director is an executive officer.

As a result of this review, the board affirmatively determined that the following directors nominated for election at the annual meeting are independent under the NYSE listing standards and our independence standards: John W. Ballantine, Rodney L. Brown, Jr., David A. Dietzler, Corbin A. McNeill, Jr., Neil J. Nelson, M. Lee Pelton, Maria M. Pope and Robert T. F. Reid. In confirming each nominee’s status as an independent director, the board considered all relationships such directors have with us, including charitable contributions we make to organizations where our directors serve as board members. In addition, the board considered that in the ordinary course of our business we provide electricity to some directors and entities with which they are affiliated on the same terms and conditions as provided to other customers of the company.

The board determined that Peggy Y. Fowler and Mark B. Ganz are not independent. Ms. Fowler is not independent because of her employment as our Chief Executive Officer and President. Mr. Ganz is not independent because he is an executive officer of a company at which Ms. Fowler has within the past three years served on the compensation committee while Mr. Ganz held such executive officer position.

Board Committees

The Board of Directors has four standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation and Human Resources Committee and the Finance Committee. The Board of Directors has determined that each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Human Resources Committee is comprised solely of independent directors in accordance with the NYSE listing standards. Copies of the charters for each of these committees are available under the “Investors — Corporate Governance” section of our website at www.portlandgeneral.com.

The table below provides membership information for each of the committees as of March 20, 2008.

Nominating and
		Corporate	Compensation and
	Audit	Governance	Human Resources	Finance
	Committee	Committee	Committee	Committee

John W. Ballantine			X	Chair
Rodney L. Brown, Jr.		X
David A. Dietzler	Chair	X
Mark B. Ganz				X
Corbin A. McNeill, Jr.		Chair
Neil J. Nelson	X		X
M. Lee Pelton		X	X
Maria M. Pope	X			X
Robert T. F. Reid			Chair

Audit Committee

The Audit Committee met eight times in 2007. Under the terms of its charter, the Audit Committee meets at least once each quarter. The committee regularly meets separately with management, our internal auditor and our independent registered public accounting firm. The responsibilities of the Audit Committee include:

•	Retaining our independent registered public accounting firm;

•	Evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	Overseeing matters involving accounting, auditing, financial reporting and internal control functions, including the integrity of our financial statements and internal controls;

•	Approving audit and permissible non-audit services engagements to be undertaken by our independent registered public accounting firm through the pre-approval policies and procedures adopted by the committee;

•	Reviewing the performance of our internal audit function;

•	Reviewing the company’s annual and quarterly financial statements and our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on

Forms 10-K and 10-Q and recommending to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K; and

•	Discussing the guidelines and policies governing the process by which we assess and manage our exposure to risk.

The committee has the authority to secure independent expert advice to the extent the committee determines it to be appropriate, including retaining independent counsel, accountants, consultants or others, to assist the committee in fulfilling its duties and responsibilities.

The Board of Directors has determined that Mr. Dietzler and Ms. Pope are “audit committee financial experts” as that term is defined under rules of the Securities and Exchange Commission.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met five times in 2007. Under the terms of its charter, the committee is responsible for:

•	Identifying and recommending to the board individuals qualified to serve as directors and on committees of the board;

•	Advising the board with respect to board and committee composition and procedures;

•	Developing and recommending to the board a set of corporate governance guidelines;

•	Reviewing the succession plans for the Chief Executive Officer and senior officers; and

•	Overseeing the self-evaluation of the board and coordinating the evaluations of the board committees.

The committee may retain or terminate search firms to identify director candidates, and has the sole authority to approve the search firm’s fees and other retention terms. The committee also may retain independent counsel or other consultants or advisers as it deems necessary to assist in its duties to the company.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee met eight times in 2007. Under its charter, the committee must meet at least two times annually. The committee’s responsibilities include:

•	Together with the other independent directors, evaluating annually the performance of the Chief Executive Officer in light of the goals and objectives of our executive compensation plans, both generally and with respect to approved performance goals;

•	Evaluating annually the performance of the other executive officers in light of the goals and objectives applicable to such executive officers or requesting that the Chief Executive Officer provide performance evaluations for such executive officers and recommendations with respect to the compensation of such executive officers (including long-term incentive compensation);

•	Either as a committee or, if directed by the board, together with the other independent directors, determining and approving the compensation of the Chief Executive Officer and the other executive officers in light of the evaluation of the officers’ performance;

•	Reviewing and approving, or recommending approval of, perquisites and other personal benefits to our executive officers;

•	Reviewing our executive compensation plans and programs annually and approving or recommending to the board new compensation plans and programs or amendments to existing plans and programs; and

•	Reviewing and approving any severance or termination arrangements to be made with any executive officer.

Under its charter, the committee has authority to retain and terminate compensation consultants to assist the committee in carrying out its responsibilities, including sole authority to approve the consultants’ fees and other retention terms. In late 2005, the committee engaged Watson Wyatt Worldwide to advise it on matters related to executive compensation. The committee has adopted a policy that executive compensation consultants should not be retained to perform other services for the company without the express permission of the committee.

The committee is supported in its work by members of our Compensation and Benefits Department. The formal role of our executive officers in determining executive compensation is limited to the responsibility of the Chief Executive Officer to provide the committee with a self-evaluation, as well as an evaluation of the performance of the other executive officers. The committee may also seek input from our executive officers in developing overall compensation philosophy and decisions about specific pay components.

The committee has authority to conduct or authorize investigations or studies of matters within the committee’s scope of responsibilities, and to retain independent counsel or other consultants or advisers as it deems necessary to assist it in those matters. To the extent permitted by applicable law, regulation or the NYSE listing standards, the committee may form subcommittees and delegate to the subcommittees, or to the committee chairperson individually, the power and authority the committee deems appropriate.

Finance Committee

The Finance Committee met six times in 2007. Under its charter, the committee is to meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than annually. The committee is responsible for:

•	Reviewing our capital and debt structure and approving or recommending the issuance of equity and secured and unsecured debt;

•	Reviewing and recommending to the board dividends, including changes in dividend amounts, dividend payout goals and objectives;

•	Reviewing earnings forecasts;

•	Reviewing and recommending to the board investment policies and guidelines and the use of derivative securities to mitigate financial and foreign currency exchange risk; and

•	Overseeing the control and management of benefit plan assets and investments and risk.

Policies on Business Ethics and Conduct

All of our directors, officers and employees are required to abide by our Code of Business Ethics and Conduct. This code of ethics covers all areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with all applicable laws and regulations, and oversight and compliance. Our Chief Executive Officer, Chief Financial Officer and Controller are also required to abide by the Code of Ethics for Chief Executive and Senior Financial Officers. These ethics codes form the foundation of a comprehensive program of compliance with our Guiding Behaviors — Be Accountable, Earn Trust, Dignify People, Make the Right Thing Happen, Positive Attitude and Team Behavior — and all corporate policies and procedures to ensure that our business is conducted ethically and in strict adherence to all laws and regulations applicable to us. Our directors, officers and employees are not to tolerate violations of the standards set out in our ethics codes. Employees are responsible for reporting any violation, including situations or matters that may be considered to be unethical or a conflict of interest under the ethics codes.

The full texts of both the Code of Business Ethics and Conduct and the Code of Ethics for Chief Executive and Senior Financial Officers are available under the “Investors — Corporate Governance” section of our website at www.portlandgeneral.com or in print to shareholders, without charge, upon request to Portland General Electric Company, 121 SW Salmon Street, Portland, Oregon 97204, Attention: Corporate Secretary. Any future amendments to either of these codes, and any waiver of the Code of Ethics for Chief Executive and Senior Financial Officers and of certain provisions of the Code of Business Ethics and Conduct for directors, executive officers or our Controller will be disclosed on our website promptly following the amendment or waiver.

NYSE rules require listed company audit committees to have procedures in place regarding the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and allowing for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place. In addition, we have a Policy Regarding Compliance with Securities and Exchange Commission Attorney Conduct Rules that requires all of our lawyers to report to the appropriate persons at the company evidence of any actual, potential or suspected material violation of state or federal law or breach of fiduciary duty by the company or any of our directors, officers, employees or agents.

Certain Relationships and Related Person Transactions

PGE and Local Union No. 125 of the International Brotherhood of Electrical Workers have established a trust that is partly funded by PGE to provide health and welfare benefits to employees and retirees and their dependents and beneficiaries who are covered by the collective bargaining agreement between PGE and the union. The trust is administered by a Board of Trustees composed of six members, three of whom are appointed by PGE and three of whom are appointed by the union. Currently all six members of the Board of Trustees are PGE employees, one of whom, Joe A. McArthur, Vice President Transmission and Customer Service, is an executive officer. All decisions of the Board of Trustees must be by majority vote, with the members appointed by each party jointly having one vote. By action of the Board of Trustees, the trust engaged Regence BlueCross BlueShield of Oregon, a subsidiary of The Regence Group, to provide health products and services. Pursuant to the agreement between PGE and Local Union No. 125 of the International Brotherhood of Electrical Workers, PGE pays approximately $800,000 per month, less than 2% of The Regence Group’s consolidated gross revenues, to the trust toward the cost of these services. Mark B. Ganz, a member of our Board of Directors, is President and Chief Executive Officer and a director of The Regence Group.

We do not have a separate written policy or procedures for the review, approval or ratification of transactions with related persons. However, our Corporate Governance Guidelines and our Code of Business Ethics and Conduct address conflicts of interest and relationships with PGE. In its consideration of nominees for the Board of Directors, the Nominating and Corporate Governance Committee examines possible related persons transactions as part of its review. The Board of Directors annually reviews the relationship that each director has with PGE, which includes relationships with our officers and employees, our auditors and our customers. Our Code of Business Ethics and Conduct requires any person, including our directors, to report any violation of the code or any situation or matters that may be considered to be unethical or a conflict of interest. Any potential conflict of interest under the code involving a director, an executive officer or our Controller is reviewed by the Audit Committee. Only the Audit Committee may waive a conflict of interest involving a director, an executive officer or our Controller, which will be promptly disclosed to our shareholders to the extent required by law. In its review of director independence, the Board of Directors considered the related person transaction described above.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Human Resources Committee during 2007 were John W. Ballantine, Robert T.F. Reid, Neil J. Nelson and M. Lee Pelton. All members of the committee during 2007 were independent directors and no member was an employee or former employee. During 2007, no member of the committee had any relationship requiring disclosure above under “Certain Relationships and Related Person Transactions.” During 2007, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation and Human Resources Committee.

Audit Committee Report

The Audit Committee provides assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the company and its subsidiaries. Management is responsible for the company’s internal controls and the financial reporting process, including the integrity and objectivity of the company’s financial statements. The company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the company’s financial statements, expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles, expressing an opinion as to the effectiveness of the company’s internal control over financial reporting and reviewing the company’s quarterly financial statements.

The committee has met and held discussions with management and Deloitte regarding the fair and complete presentation of the company’s financial results and the effectiveness of the company’s internal control over financial reporting. The committee has discussed with Deloitte significant accounting policies that the company applies in its financial statements, as well as alternative treatments. The committee also discussed with the company’s internal auditor and Deloitte the overall scope and plans for their respective audits.

Management represented to the committee that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the committee has reviewed and discussed the consolidated financial statements with management and Deloitte.

The committee has reviewed and discussed with Deloitte all communications required by generally accepted auditing standards. In addition, the Audit Committee has received the written disclosures and the letter regarding independence from Deloitte, as required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed such information with Deloitte.

Based upon the review, discussions and representations referenced above, the committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

The committee has appointed Deloitte as the company’s independent registered public accounting firm for fiscal year 2008.

Audit Committee
David A. Dietzler, Chair
Neil J. Nelson
Maria M. Pope

Principal Accountant Fees and Services

The aggregate fees billed by Deloitte & Touche LLP for 2007 and 2006 were as follows:

	2007	2006

Audit Fees(1)	$1,358,000	$1,516,180	(5)
Audit-Related Fees(2)	153,211	243,031
Tax Fees(3)	—	—
All Other Fees(4)	13,235	4,545
Total	$1,524,446	$1,763,756

(1)	For professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2007 and 2006 and for the review of the interim consolidated financial statements included in quarterly reports on Form 10-Q. Audit Fees also include services normally provided in connection with statutory and regulatory filings or engagements, assistance with and review of documents filed with the Securities and Exchange Commission, the issuance of consents and comfort letters, as well as the independent auditor’s report on the effectiveness of internal control over financial reporting.

(2)	For assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements not reported under “Audit Fees” above, including employee benefit plan audits, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)	For professional tax services, including consulting and review of tax returns.

(4)	For all other products and services not included in the above three categories, including reference products related to income taxes and financial accounting matters.

(5)	Includes adjustment to the amount previously reported to reflect the actual amount billed.

Pre-Approval Policy for Independent Auditor Services

The Audit Committee must separately pre-approve the engagement of the independent registered public accounting firm to audit our consolidated financial statements. Prior to the engagement, the Audit Committee reviews and approves a list of services, including estimated fees, expected to be rendered during that year by the independent registered public accounting firm.

In addition, the Audit Committee requires pre-approval of all audit and permissible non-audit services provided by the company’s independent auditors, pursuant to a pre-approval policy adopted by the committee. The term of pre-approval is 12 months, unless the Audit Committee specifically provides for a different period. A detailed written description of the specific audit, audit-related, tax and other services that have been pre-approved, including specific monetary limits, is required. The Audit Committee may also pre-approve particular services and fees on a case-by-case basis. Management and the independent auditors are required to report at least quarterly to the Audit Committee regarding the actual services, and fees paid for such services, compared to the services and fees that were pre-approved in accordance with this policy.

All audit and permissible non-audit services provided by the independent auditors during 2007 and 2006 were pre-approved by the Audit Committee.

Proposal 1: Election of Directors

The Board of Directors

All of our directors are elected annually by shareholders. Directors hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. Our Amended and Restated Bylaws provide that the Board of Directors may determine the size of the board, which the board has currently set at 10 directors.

The board has nominated all of the current directors for re-election as directors. They are: John W. Ballantine, Rodney L. Brown, Jr., David A. Dietzler, Peggy Y. Fowler, Mark B. Ganz, Corbin A. McNeill, Jr., Neil J. Nelson, M. Lee Pelton, Maria M. Pope, and Robert T. F. Reid. This slate of nominees satisfies the NYSE listing standards for board composition and majority director independence. See the section above entitled “Corporate Governance — Director Independence” for further details regarding director independence.

All of the nominees have agreed to serve if elected. If any director is unable to stand for election, the board may reduce the number of directors or designate a substitute. In that case, shares represented by proxies will be voted for a substitute director. We do not expect that any nominee will be unavailable or unwilling to serve.

Director Nominees

John W. Ballantine, age 62, director since February 2004

Mr. Ballantine has been an active, self-employed private investor since 1998, when he retired from First Chicago NBD Corporation where he had most recently served as Executive Vice President and Chief Risk Management Officer. During his 28-year career with First Chicago, Mr. Ballantine was responsible for International Banking operations, New York operations, Latin American Banking, Corporate Planning, US Financial Institutions business and a variety of trust operations. Mr. Ballantine also serves on the boards of directors of DWS Funds, Healthways, Inc., and Stockwell Capital Investments.

Mr. Ballantine is Chairman of the Finance Committee and a member of the Compensation and Human Resources Committee.

Rodney L. Brown, Jr., age 51, director since February 2007

Mr. Brown is Managing Partner with Cascadia Law Group PLLC, a Seattle, Washington law firm he founded in 1996, which specializes in environmental law in the Pacific Northwest. From 1992 to 1996, Mr. Brown was a Managing Partner at the Seattle office of Morrison & Foerster, LLP, a large international law firm.

Mr. Brown is a member of the Nominating and Corporate Governance Committee.

David A. Dietzler, age 64, director since January 2006

Mr. Dietzler has been a certified public accountant for nearly 38 years and retired as a partner of KPMG LLP, a public accounting firm, in 2005. During his last 10 years with KPMG LLP he served in both administrative and client service roles, which included serving on the firm’s Board of Directors, including Governance, Nominating and Board Process and Evaluation committees, and was the Pacific Northwest partner in charge of the Audit Practice for KPMG’s offices in Anchorage, Boise, Billings, Portland, Salt Lake City, and Seattle, as well as the Managing Partner of the Portland office.

Mr. Dietzler is Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee.

Peggy Y. Fowler, age 56, director since August 1998

Ms. Fowler has served as Chief Executive Officer and President of the company since April 2000, and was Chair of the board from May 2001 until January 2004. She served as President of the company from 1998 until 2000. She served as Chief Operating Officer of PGE Distribution Operations from 1996 until 1998. Previously, she served in various positions with the company, including Senior Vice President Customer Service and Delivery and Vice President Power Production and Supply. She also serves on the board of directors of The Regence Group and the Portland Branch board of the Federal Reserve Bank of San Francisco.

From March 1999 until June 2003, Ms. Fowler served as President of Portland General Holdings, Inc. (an Enron affiliate) which filed for bankruptcy protection in June 2003. The bankruptcy case was dismissed by the bankruptcy court in October 2005.

Mark B. Ganz, age 47, director since January 2006

Mr. Ganz has served as President and Chief Executive Officer of The Regence Group, a parent corporation of various companies offering health, life and disability products and services under the BlueCross and BlueShield trademarks, since April 2004. Prior to holding his current position, Mr. Ganz served as President and Chief Operating Officer of The Regence Group from 2003 to 2004 and President of Regence BlueCross BlueShield of Oregon from 2001 to 2003. He was Senior Vice President, Chief Legal & Compliance Officer and Corporate Secretary of The Regence Group from 1996 to 2001. Mr. Ganz also serves on the board of directors of The Regence Group.

Mr. Ganz is a member of the Finance Committee.

Corbin A. McNeill, Jr., age 68, director since February 2004

Mr. McNeill served as Chairman and co-Chief Executive Officer of Exelon Corporation, which was formed in October 2000 by the merger of PECO Energy Company and Unicom Corporation until his retirement in 2002. Prior to the merger, he was Chairman, President and Chief Executive Officer of PECO Energy. He serves on the boards of directors of Ontario Power Generation Inc., Associated Electric & Gas Insurance Services Limited, Owens-Illinois, Inc., and Silver Spring Networks.

Mr. McNeill is Chairman of our Board of Directors and Chairman of the Nominating and Corporate Governance Committee.

Neil J. Nelson, age 49, director since October 2006

Mr. Nelson has served as President and Chief Executive Officer of Siltronic Corporation since July 2003. He previously served as Vice President of Operations of Siltronic from 2000 to 2003. From 1987 to 2000, he served in various positions with Mitsubishi Silicon America. Mr. Nelson also serves on the board of directors of Siltronic Corporation.

Mr. Nelson is a member of the Audit Committee and the Compensation and Human Resources Committee.

M. Lee Pelton, age 57, director since January 2006

Dr. Pelton has served as President of Willamette University since July 1999. From 1991 until 1998, he was Dean of Dartmouth College. Prior to 1991, he held faculty and administrative posts at Colgate University and Harvard University. Dr. Pelton also serves on the board of directors of PLATO Learning, Inc.

Dr. Pelton is a member of the Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee.

Maria M. Pope, age 43, director since January 2006

Ms. Pope has served as Vice President and Chief Financial Officer of Mentor Graphics Corporation, a software company based in Wilsonville, Oregon, since July 2007. Prior to joining Mentor Graphics, Ms. Pope was Vice President and General Manager, Wood Products Division of Pope & Talbot, Inc., a pulp and wood products company, from December 2003 to April 2007. Pope & Talbot, Inc. filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on November 19, 2007. She served as Vice President, Chief Financial Officer and Secretary from 1999 to 2003. Ms. Pope previously worked for Levi Strauss & Co. and Morgan Stanley & Co., Inc. Ms. Pope currently serves on the board of directors of Premera Blue Cross.

Ms. Pope is a member of the Audit Committee and the Finance Committee.

Robert T. F. Reid, age 59, director since January 2006

Mr. Reid has served as Corporate Director and Chair of British Columbia Transmission Corporation since 2003. Mr. Reid also served as president of Duke Energy Corporation’s Canadian operations from 2002 to 2003. He served as Executive Vice President and Chief Operating Officer of Westcoast Energy Inc. from 2001 until its acquisition of Duke Energy in 2002. Prior to his appointment as Westcoast’s Chief Operating Officer in 2001, Mr. Reid held senior executive positions in both the natural gas industry and in government service, including Union Gas Ltd., Westcoast Energy Inc., Pan-Alberta Gas, Foothills Pipe Lines, and the Independent Petroleum Association of Canada. He also serves as a director of Fort Chicago Energy Partners L.P. and Greystone Capital Management, Inc.

Mr. Reid is Chairman of the Compensation and Human Resources Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS.

Proposal 2: Ratification of the Appointment of
Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the consolidated financial statements of PGE and its subsidiaries for the fiscal year ending December 31, 2008, and to audit the effectiveness of internal control over financial reporting as of December 31, 2008.

The Audit Committee carefully considered the firm’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, the issues raised by the most recent quality control review, the coordination of the firm’s efforts with our internal audit department and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the provision of those services will not impair the independence of the auditors. The Audit Committee expressed its satisfaction with Deloitte in all of these respects.

Under current law, rules, regulations, and its charter, the Audit Committee is directly responsible for the selection, appointment, compensation, and oversight of the company’s independent registered public accounting firm and is not required to submit this appointment to a vote of the shareholders. The Board of Directors, however, considers the appointment of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the appointment of Deloitte for ratification by the shareholders as a matter of good corporate practice. One or more representatives of Deloitte are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from shareholders. In the event that our shareholders fail to ratify the appointment, it will be considered as a direction to the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.

Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm will require that a majority of the outstanding shares of common stock be present in person or represented by proxy at the annual meeting and that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Proposal 3: Approval of Amended and Restated Portland General Electric Company
2006 Stock Incentive Plan

The 2006 Stock Incentive Plan was adopted by the Board of Directors and approved by the sole shareholder effective March 31, 2006. The Compensation and Human Resources Committee amended and restated the 2006 Stock Incentive Plan effective as of October 24, 2007 (the “Plan”). We are submitting the Plan for shareholder approval in order to satisfy the shareholder approval requirement of Section 162(m) of the Internal Revenue Code (the “Code”), with respect to performance-based compensation paid to certain executive officers of the company. Section 162(m) generally places a limit of $1 million on the compensation that a publicly held corporation may deduct with respect to its CEO and its three next most highly paid executive officers other than the CFO. There is an exception to this limitation for awards to executives that qualify under Section 162(m) as “performance-based” compensation. One of the requirements for qualifying awards as “performance-based” is that the material terms of a performance goal under which the compensation is paid must be approved by the company’s shareholders. The material features of the Plan and the performance goals under which compensation may be paid under the Plan are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Plan, which is attached as Appendix A to this proxy statement.

General

The purpose of the Plan is to provide incentives which will attract, retain and motivate highly competent persons as officers, directors and key employees of the company and its subsidiaries and affiliates, by providing them with incentives and rewards in the form of rights to earn shares of the common stock of the company and cash equivalents. The Plan authorizes the grant of incentive stock options (options that qualify under Section 422 of the Code), nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock awards and restricted stock units (“RSUs”) (each an “Award”).

Shares Available for Grant

The maximum aggregate number of shares of common stock of the company reserved and available for issuance pursuant to Awards under the Plan is 4,687,500, subject to adjustment under certain circumstances as specified in the Plan. The maximum number of shares of common stock that may be the subject of an Award with respect to any individual participant during the term of the Plan cannot exceed 2,000,000. The maximum number of shares of common stock that may be covered by Awards issued under the Plan during a year is limited to 1,250,000 during the first calendar year of the Plan, and during any year thereafter is limited to 1% of the company’s outstanding common stock at the beginning of such year. The maximum number of shares of common stock that may be issued pursuant to incentive stock options awarded under the Plan cannot exceed 1,000,000.

If shares subject to restricted stock awards or stock units are forfeited, then such shares of common stock again become available for future Awards under the Plan. If a stock option or SAR is forfeited or terminated before being exercised, then the corresponding shares of common stock again become available for future Awards under the Plan. Notwithstanding the above, the aggregate number of shares of common stock that may be issued under the Plan upon exercise of incentive stock options will not be increased when restricted shares or other shares of common stock are forfeited. The closing price of the common stock on February 29, 2008 was $23.33 per share.

New Plan Benefits

Benefits that would have been received by named executive officers, current executive officers as a group, current directors who are not executive officers as a group and employees, including officers who are not executive officers, as a group, if the Plan had been in effect for the last fiscal year are not determinable and would depend upon both the Compensation and Human Resources Committee’s actions and the fair market value of the company’s common stock at various future dates. No stock options have been granted under the Plan.

Administration

The Plan is administered by the Compensation and Human Resources Committee, which consists of two or more directors appointed by the board. All of the members of the committee are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” within the meaning of Treasury Regulation 1.162-27(e)(3) under Section 162(m) of the Code.

Subject to the provisions of the Plan, the committee has the authority to determine: (i) which officers, directors, and key employees will receive Awards, (ii) the time or times when Awards will be granted, (iii) the types of Awards to be granted, (iv) the number of shares of common stock that may be issued under each Award, and (v) the terms, restrictions and provisions of each Award. The committee has the authority to construe the Plan and Award agreements, to prescribe rules and regulations relating to the Plan and to make all other determinations necessary or advisable for administering the Plan, subject to the provisions of the Plan. The determinations made by the committee will be binding and conclusive.

Eligibility

Officers, directors and key employees of the company or its affiliates are generally eligible for Awards, but only employees may be granted incentive stock options. In addition, an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the company or any of its parents or subsidiaries may not be granted an incentive stock option unless the requirements of Section 422(c)(5) of the Code are satisfied.

Grant Agreements

Each Award is evidenced by a grant agreement that contains terms and conditions as determined by the committee, consistent with the Plan. The grant agreement will determine the effect on an Award of the participant’s disability, death, retirement, involuntary termination, termination for cause or other termination of employment or service, and the extent to which and period during which Awards may be exercised. If a grant agreement does not provide otherwise, vested options and SARs may be exercised for a period of 90 days following the date the participant ceases to be an employee or director of the company, its subsidiaries or affiliates; and unvested options, SARs, restricted stock awards and RSUs are forfeited on the date the participant ceases to be an employee or director of the company, its subsidiaries or affiliates.

Options

Each stock option agreement will identify whether an option is an incentive stock option or nonstatutory option and will specify, among other terms, when the option becomes exercisable, the exercise price of the options (which may not be less than fair market value on the grant date) and the term of the option (not to exceed 10 years from date of grant).

Stock Appreciation Rights

A SAR means a right to receive payment in cash or shares of common stock of an amount equal to the excess of the fair market value of a share of common stock on the date the right is granted, all as determined by the committee. SARs may be awarded alone or in combination with options.

Restricted Stock Awards

Restricted stock awards may be subject to time based vesting and/or performance based vesting and such other terms and conditions as the committee determines appropriate. Restricted stock awards may or may not require payment of the purchase price of any shares of common stock subject to the award, and will specify whether the participant will have all of the rights of a holder of shares of common stock of the company, including the right to receive dividends and to vote the shares.

Restricted Stock Units

An RSU provides for payment in shares of common stock at such time as is specified in the RSU agreement. Each RSU agreement will contain terms and conditions of the RSUs that are not inconsistent with the Plan including, but not limited to, the number of shares of common stock underlying the RSU and time based and/or performance based vesting terms. The committee will determine whether a participant granted an RSU will be entitled to a dividend equivalent right, which entitles the holder to receive the amount of any dividend paid on the share of common stock underlying an RSU, and which may be paid in cash or in the form of additional RSUs, as determined by the committee.

Performance-Based Awards

Any Award granted under the Plan may be granted in a manner such that the Award qualifies for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”), as determined by the committee in its sole discretion. Performance-Based Awards may vest and/or be payable upon the achievement of targets established by the committee relative to one or more of the following business criteria that apply to the individual participant, one or more business units, or the company as a whole: (1) net earnings; (2) earnings per share; (3) net sales growth; (4) market share; (5) operating profit; (6) earnings before interest and taxes (EBIT); (7) earnings before interest, taxes, depreciation and amortization (EBITDA); (8) gross margin; (9) expense targets; (10) working capital targets relating to inventory and/or accounts receivable; (11) operating margin; (12) return on equity; (13) return on assets; (14) planning accuracy (as measured by comparing planned results to actual results); (15) market price per share; (16) total return to stockholders; (17) cash flow and/or cash flow return on equity; (18) recurring after-tax net income; (19) gross revenues; (20) return on invested capital; (21) safety; (22) cost management; (23) productivity ratios; (24) operating efficiency; (25) accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions; (26) bond ratings; (27) economic value added; (28) book value per share; (29) strategic initiatives; (30) employee satisfaction; (31) cash management or asset management metrics; (32) regulatory performance; (33) dividend yield; (34) dividend payout ratio; (35) pre-tax interest coverage; (36) P/E ratio; (37) capitalization targets; (38) customer value/satisfaction; (39) inventory; (40) inventory turns; (41) availability and/or reliability of generation; (42) outage duration; (43) outage frequency; (44) trading floor earnings; (45) budget-to-actual performance; (46) customer growth; (47) funds from operations; (48) interest coverage; (49) funds from operations/average total debt; (50) funds from operations/capital expenditures; (51) total debt/total capital; (52) electric service power quality and reliability, (53) resolution and/or settlement of litigation and other legal proceedings and (54) total equity/ total capital. In addition, Performance-

Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

With respect to Performance-Based Awards, the committee will establish in writing, no later than ninety (90) days after the commencement of the applicable performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed), the performance goals applicable to the given period and the method for computing the portion of an Award that vests or the number of shares to be delivered to a participant under an Award if such performance goals are achieved, in terms of an objective formula or standard.

No Performance-Based Awards will be payable to, or vest with respect to, any participant for a given period until the committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

With respect to any Awards intended to qualify as Performance-Based Awards, after establishment of a performance goal, the committee will not revise the performance goal or increase the amount of compensation payable upon the attainment of the performance goal. Notwithstanding the preceding sentence, (i) the committee may reduce or eliminate the number of shares of common stock or cash granted or the number of shares of common stock vested upon the attainment of such performance goal, and (ii) the committee will disregard or offset the effect of extraordinary, unusual or non-recurring items in determining the attainment of performance goals. Examples of extraordinary, unusual or non-recurring items include, but are not limited to, (i) regulatory disallowances or other adjustments, (ii) restructuring or restructuring-related charges, (iii) gains or losses on the disposition of a business or major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution and/or settlement of litigation and other legal proceedings or (vi) the effect of a merger or acquisition.

Adjustments

In the event of any change in the common stock of the company through a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, dividends or other changes in capital structure, the committee will make such adjustments as it, in its sole discretion, deems appropriate, including, but not limited to, adjustments to (i) the number of options, SARs, restricted shares and stock units available for future Awards, (ii) the number of shares of common stock covered by each outstanding option and SAR, (iii) the exercise price under each outstanding option and SAR; and (iv) the number of stock units included in any prior Award that has not yet been settled.

Effect of Change in Control

In the event of a change in control of the company, as defined in the Plan, or in the event of a fundamental change in the business condition or strategy of the company, the committee, in its sole discretion, may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the participant of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon such event, (iii) adjust the terms of the Award in a manner determined by the committee to reflect such event, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other adjustments in the Award as the committee may consider equitable to the participant and in the best interests of the company. Further, any Award will be subject to such conditions as necessary to comply with federal and state securities laws, the performance based exception of Section 162(m) of the Code, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan.

Term, Amendment and Termination

The effective date of the Plan is March 31, 2006. The Plan was amended and restated by the committee on October 24, 2007. The Plan remains in effect until terminated by the board, except that Awards may not be granted more than 10 years after the effective date of the Plan.

The committee may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan will be subject to the approval of the company’s stockholders only to the extent required by applicable laws, regulations or rules or requirements of any applicable stock exchange. The termination or amendment of the Plan will not affect any Award previously granted under the Plan.

The Committee may amend the terms of any Award previously granted (and the related Award agreement), prospectively or retroactively, but generally, no such amendment may impair the rights of any participant without his or her consent and no such amendment may effect a repricing of any Award without approval of the company’s shareholders. No amendment of any stock options or SARs may be made in a manner that will be treated as the grant of a new stock option or SAR under Section 409A of the Code.

Federal Income Tax Information

The following is a brief summary of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Additional or different federal income tax consequences to the Plan participant or the company may result depending upon other considerations not described below. The Plan has been amended such that awards under the Plan either will not be “deferred compensation” within the meaning of Section 409A of the Code, or will comply with the requirements of Section 409A.

Incentive Stock Options

A participant will not recognize regular income upon grant or exercise of an incentive stock option. (The spread on exercise of an incentive stock option is taken into account for purposes of calculating the alternative minimum tax.) If a participant exercises an incentive stock option and disposes of the shares acquired more than two years of the date of grant and more than one year following the date of exercise, the sale of the shares will qualify for capital gains treatment. If a participant disposes of shares acquired upon exercise of an incentive stock option before either the one-year or the two-year holding period (a “disqualifying disposition”), the participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the fair market value of the shares on the date of disposition over the option price. Any additional gain realized upon the disqualifying disposition will be eligible for capital gains treatment. The company generally will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an incentive stock option. However, upon any disqualifying disposition by an employee, the company will be entitled to a deduction to the extent the employee recognized compensation income.

Nonstatutory Stock Options and Stock Appreciation Rights

No income is recognized by a participant at the time a nonstatutory stock option or SAR is granted. At the time of exercise of a nonstatutory stock option or SAR, the participant will recognize ordinary income, and the company will be entitled to a deduction, in the amount by which the fair market value of the shares acquired exceeds the exercise price at the time of exercise. Upon the sale of shares acquired upon exercise of a nonstatutory stock option or SAR, the participant will receive capital gains treatment on the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise. Such capital gains treatment will be short-term or long-term, depending on the length of time the shares were held.

Restricted Stock

In general, a participant who receives a restricted stock award will recognize ordinary compensation income on the difference between the fair market value of the shares of common stock on the date when the shares are no longer subject to a substantial risk of forfeiture and any amount paid for the shares, and the company will be entitled to a deduction for tax purposes in the same amount. Any gain or loss on the participant’s subsequent sale of shares will receive short-term or long-term capital gains treatment, depending on the length of time the shares were held. If a participant receiving a restricted stock award makes a timely election under Section 83(b) of the Code to have the tax liability determined at the date of grant rather than when the restrictions lapse, the participant will recognize ordinary compensation income on the difference between the fair market value of the shares of common stock on the date the stock is issued and any amount paid for the shares, and the company will be entitled to a deduction at the same time. If such an election is made, the participant recognizes no further amounts of compensation income when the restrictions lapse, and any gain or loss on the participant’s subsequent sale of the shares will receive short-term or long-term capital gains treatment, depending on the length of time the shares were held.

Restricted Stock Units

A participant who receives RSUs will recognize ordinary compensation income when the RSUs vest and are paid in shares of common stock, in the amount of the fair market value of the shares of common stock on the date the shares are paid to the participant. Any gain or loss on the participant’s subsequent sale of the shares will receive short-term or long-term capital gains treatment, depending on the length of time the shares were held.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast by the shareholders present in person or represented by proxy (provided that the total votes cast on the proposal represents over 50% of the total number shares entitled to vote on the proposal) is required for approval of the amended and restated 2006 Stock Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED PORTLAND GENERAL ELECTRIC COMPANY 2006 STOCK INCENTIVE PLAN.

Proposal 4: Approval of Portland General Electric Company
2008 Annual Cash Incentive Master Plan for Executive Officers

The Board of Directors has adopted the 2008 Annual Cash Incentive Master Plan for Executive Officers (the “ACI Executive Plan”), and submits the ACI Executive Plan for stockholder approval in order to satisfy stockholder approval requirements of Section 162(m) of the Internal Revenue Code (the “Code”), with respect to performance-based compensation paid to certain executive officers of the company.

Prior to adoption of the ACI Executive Plan, the company made annual cash incentive awards under the 2006 Annual Cash Incentive Master Plan (the “2006 Plan”), which applied to executive officers, as well as non-executive key employees. On October 25, 2007, the Compensation and Human Resources Committee determined that it would be preferable to create two separate plans — one for executive officers and one for other officers and key employees — and adopted the ACI Executive Plan, along with the 2008 Annual Cash Incentive Master Plan for Non-Executive Employees (the “ACI Non-Executive Plan”). The creation of two separate plans enables the company to ensure that the ACI Executive Plan is structured to enable awards granted under the plan to qualify as “performance-based” compensation for purposes of Section 162(m), while providing flexibility with respect to the administration of the ACI Non-Executive Plan, which is not subject to Section 162(m).

The material features of the ACI Executive Plan are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Plan, which is attached as Appendix B to this proxy statement.

General

The purpose of the ACI Executive Plan is to provide incentives which will attract, retain and motivate highly competent persons as executive officers of the company by providing them with incentives and rewards in the form of annual cash incentive bonuses, based upon the achievement of individual, department or corporate goals and objectives established annually by the Compensation and Human Resources Committee.

The ACI Executive Plan is designed to enable awards under the plan to qualify as “performance-based” compensation under Section 162(m) of the Code. As noted under Proposal 3 above, under Section 162(m), we may not deduct for federal income tax purposes compensation paid to certain “covered employees” (generally the CEO and the three next most highly paid executive officers other than the CFO) in any taxable year to the extent that any of these persons receives more than $1 million in compensation in any one year. However, if we pay compensation that is “performance-based” under Section 162(m), we can claim a federal income tax deduction for such compensation even if the executive officer’s compensation exceeds $1 million in a single year. In order for compensation to qualify as “performance-based” for this purpose, it must meet certain conditions, one of which is that the material terms of the performance goals under which the compensation is to be paid must be disclosed to, and approved by, our shareholders.

Administration

The Compensation and Human Resources Committee is responsible for the administration of the ACI Executive Plan. The committee is comprised of two or more “outside directors” within the meaning of Section 162(m).

New Plan Benefits

The structure of the annual incentive program under the ACI Executive Plan is determined each year at the discretion of the Compensation and Human Resources Committee. On February 20, 2008, the committee approved the structure of the company’s annual incentive program for 2008 under the ACI Executive Plan. The table below sets forth the 2008 target awards (expressed as a percentage of base salary paid in 2008) for the named executive officers specified in “Compensation Discussion and Analysis” below. The amounts actually payable under the 2008 program, if any, will vary based on the extent of achievement of certain performance goals and are therefore not determinable. Because the structure of the annual incentive program under the ACI Executive Plan for subsequent years will be determined at the discretion of the committee, the benefits to be paid for subsequent years under the ACI Executive Plan, if any, are likewise not determinable.

Target
Name	Award

Peggy Y. Fowler	80%
James J. Piro	55%
Stephen M. Quennoz	50%
Arleen N. Barnett	50%
Stephen R. Hawke	50%

The maximum award opportunities under the 2008 program, expressed as a percentage of base salary paid in 2008, are 160% for Ms. Fowler, 110% for Mr. Piro, 100% for Mr. Quennoz, 100% for Ms. Barnett and 100% for Mr. Hawke. The estimated base salaries to be paid in 2008 for the named executive officers are $664,074 for Ms. Fowler, $361,265 for Mr. Piro, and $237,909 for each of Mr. Quennoz, Ms. Barnett and Mr. Hawke. As explained below, neither directors nor non-executive employees of the Company are eligible for benefits under the ACI Executive Plan. The target award percentages for our other executive officers under the 2008 program range from 40% to 50% and the maximum award percentages range from 80% to 100%.

Eligibility

At the beginning of each award year, the committee will designate which employees are eligible to participate in the ACI Executive Plan for that award year. Only “covered executives” (as defined in the ACI Executive Plan) who have a direct, significant and measurable impact on the attainment of the company’s goals and objectives are eligible to participate in the ACI Executive Plan. “Covered Executive” is defined as an employee who (i) would be treated as a “covered employee” under Section 162(m), (ii) holds a position with the company at the level of vice president or above, or (iii) would be treated as an executive officer of the company under applicable Securities and Exchange Commission reporting rules. As of March 15, 2008, approximately 12 employees of the company met the definition of “Covered Executive.”

Establishment and Calculation of Awards

At the beginning of each award year, the committee will establish the material terms and conditions applicable to the annual incentive program under the ACI Executive Plan, including the relevant performance goals, award amounts payable based on the extent to which the performance goals are met, and the potential effect of individual participant contributions during the award year. Following the end of each award year, the committee shall determine the extent to which performance goals were met for each participant. In making such determination, the committee may include or exclude the impact of any nonrecurring, unusual events that occur during the award year.

The committee will calculate the award amounts payable based on the extent to which the relevant performance goals were achieved. The committee, in its discretion, may further adjust an award to reflect individual participant contributions during the award year. If minimum performance goals are not achieved, no payment will be made, provided that the Board of Directors, in its sole discretion, may establish a separate discretionary amount distributable as awards to participants which amount will be allocated at the discretion of the committee. Such discretionary awards will not qualify for the performance- based compensation exception under Section 162(m) and will be subject to the deduction limitation under Section 162 (m).

Awards earned will be paid in cash as soon as administratively possible following the date on which the award amounts are determined.

Performance-Based Awards

The committee may determine that an award will be granted in a manner such that the award qualifies for the performance-based compensation exemption of Section 162(m). Such performance-based awards will be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units, or the company as a whole. Performance-based awards may also include comparisons to the performance of other companies with respect to one or more business criteria. No performance-based award to a participant for an award year will result in a payment in excess of $2 million.

The business criteria to be used for performance-based awards, either individually or in combination, are as follows: (1) net earnings; (2) earnings per share; (3) net sales growth; (4) market share; (5) operating profit; (6) earnings before interest and taxes; (7) earnings before interest, taxes, depreciation and amortization; (8) gross margin; (9) expense targets; (10) working capital targets relating to inventory and/or accounts receivable; (11) operating margin; (12) return on equity; (13) return on assets; (14) planning accuracy (as measured by comparing planned results to actual results); (15) market price per share; (16) total return to stockholders; (17) cash flow and/or cash flow return on equity; (18) recurring after-tax net income; (19) gross revenues; (20) return on invested capital; (21) safety; (22) cost management; (23) productivity ratios; (24) operating efficiency; (25) accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions; (26) bond ratings; (27) economic value added; (28) book value per share; (29) strategic initiatives; (30) employee satisfaction; (31) cash management or asset management metrics; (32) regulatory performance; (33) dividend yield; (34) dividend payout ratio; (35) pre-tax interest coverage; (36) P/E ratio; (37) capitalization targets; (38) customer value/satisfaction; (39) inventory; (40) inventory turns; (41) availability and/or reliability of generation; (42) outage duration; (43) outage frequency; (44) trading floor earnings; (45) budget-to-actual performance; (46) customer growth; (47) funds from operations; (48) interest coverage; (49) funds from operations/average total debt; (50) funds from operations/capital expenditures; (51) total debt/total capital; (52) electric service power quality and reliability, (53) resolution and/or settlement of litigation and other legal proceedings, (54) corporate responsibility, (55) power supply, (56) total equity/ total capital, and (57) economic strength.

Within 90 days after the commencement of each award year, the committee will (i) establish the applicable performance goals, as well as an objective formula or standard for computing the amount of an award if the performance goals are achieved and (ii) determine the individual employees to whom such performance goals will apply.

The committee will not revise performance goals for performance-based awards or increase the amount payable upon attainment of such performance goals. However, the committee may adjust downward, but not upward, the amount payable pursuant to a performance-based award. The committee may also waive the achievement of performance goals in the case of the death or disability of the participant, or under other conditions where such waiver will not jeopardize the treatment of other awards as performance-based under Section 162(m). In determining the attainment of performance goals, the committee will disregard or offset the effect of any extraordinary, unusual or non-recurring items, such as regulatory disallowances or adjustments, restructuring charges, gains or losses on the disposition of a business or major asset, changes in regulatory, tax or accounting regulations or laws, resolution and/or settlement of litigation, or the effect of a merger or acquisition.

Adjustment of Awards

In the event of a reorganization, merger or consolidation of which the company is not the surviving corporation, or upon the sale of substantially all the assets of the company to another entity, or upon the dissolution or liquidation of the company, the award year will terminate on the effective date of such transaction and the company or its successor will determine the amount, if any, payable with respect to such award year, unless the documents effecting such transaction provide for the continuance of the ACI Executive Plan and the assumption of such awards or the substitution of such awards for awards of equivalent value under a program of the successor.

Limitations on Transfer

Neither a participant, nor any other person, may assign or transfer any benefits or payments under the ACI Executive Plan.

Amendment, Suspension or Termination of Plan

The Board of Directors may amend, suspend or terminate the ACI Executive Plan, or any unpaid awards under the plan, at any time upon a finding of current or threatened financial hardship to the company.

Termination of Employment

If a participant’s employment is terminated, prior to payment of an award, due to the participant’s death, disability or retirement, the company will pay an award to the participant, or the participant’s estate, at such time as awards are payable generally to other participants. The award paid to such participant, or his or her estate, will be pro-rated to reflect the number of full and partial months for which the participant was employed by the company during the award year.

If a participant’s employment is terminated for any reason other than the participant’s death, disability or retirement, the participant will forfeit all rights to any unpaid awards.

Vote Required and Board of Directors Recommendation

Approval of the 2008 ACI Executive Plan will require that a majority of the outstanding shares of common stock be present in person or represented by proxy at the annual meeting and that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PORTLAND GENERAL ELECTRIC COMPANY 2008 ANNUAL CASH INCENTIVE MASTER PLAN FOR EXECUTIVE OFFICERS.

Equity Compensation Plans

The following table provides information as of December 31, 2007, for the Portland General Electric Company 2006 Stock Incentive Plan and the Portland General Electric Company 2007 Employee Stock Purchase Plan. The 2006 Stock Incentive Plan was approved by Enron Corp., the company’s sole shareholder at the time it was adopted.

The 2007 Employee Stock Purchase Plan was approved by the shareholders on May 2, 2007 at the company’s 2007 annual meeting of shareholders.

Number of Securities
Remaining Available
for Future Issuance
			Weighted-Average	Under Equity
	Number of Securities to		Exercise Price of	Compensation Plans
	be Issued Upon Exercise		Outstanding	(Excluding Securities
	of Outstanding Options,		Options, Warrants	Reflected in
	Warrants and Rights		and Rights	Column (a))
Plan Category	(a)		(b)	(c)

Equity Compensation Plans approved by security holders	354,179	(1)	N/A	4,928,537	(2)(3)
Equity Compensation Plans not approved by security holders	N/A		N/A	N/A
Total	354,179	(1)	N/A	4,928,537	(2)(3)

(1)	Represents outstanding restricted stock units and related dividend equivalent rights issued under the 2006 Stock Incentive Plan, and assumes maximum payout for performance shares. Shares issued pursuant to the 2006 Stock Incentive Plan do not have an exercise price and are issued when award criteria are satisfied. See “Non-Employee Director Compensation — Restricted Stock Unit Grants” above for further information regarding the 2006 Stock Incentive Plan.

(2)	Represents shares remaining available for issuance under the 2006 Stock Incentive Plan and the 2007 Employee Stock Purchase Plan.

(3)	On December 31, 2007, 8,179 shares of common stock were issued pursuant to the 2007 Employee Stock Purchase Plan. A new 6-month purchase period under the plan began on January 1, 2008. Approximately 11,000 shares available for future issuance under the plan are subject to purchase in the purchase period from January 1, 2008 to June 30, 2008. The number of shares subject to purchase during any purchase period depends on the number of current participants and the price of the common stock on the date of purchase.

Compensation and Human Resources Committee Report

The Compensation and Human Resources Committee of the Board of Directors has reviewed and discussed with the company’s management the following Compensation Discussion and Analysis prepared by the company’s management and, based on that review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Human Resources Committee

Robert T. F. Reid, Chair
John W. Ballantine
Neil J. Nelson
M. Lee Pelton

Compensation Discussion and Analysis

This section is designed to provide our shareholders with an understanding of our 2007 executive compensation program, particularly as it relates to the following “named executive officers”:

Peggy Y. Fowler	Chief Executive Officer and President
James J. Piro	Executive Vice President, Finance, Chief Financial Officer and Treasurer
Arleen N. Barnett	Vice President, Administration
Stephen R. Hawke	Senior Vice President, Customer Service and Delivery
Stephen M. Quennoz	Vice President, Nuclear and Power Supply/Generation

I.	Roles and Responsibilities

The Compensation and Human Resources Committee (“Compensation Committee”) is responsible for overseeing the compensation of all our executive officers. Each year the Compensation Committee reviews the performance of the executive officers and establishes base salaries and incentive awards, including the objectives and target performance levels for the incentive awards. The committee also regularly reviews the company’s executive compensation plans and programs and makes any changes to the plans that the committee considers appropriate, or recommends such changes to the full Board of Directors. The report of the Compensation Committee relating to this Compensation Discussion and Analysis is set forth on page 30 under the heading “Compensation and Human Resources Committee Report.” Certain additional information concerning the Compensation Committee is set forth on pages 14 to 15 under the subheading “Compensation and Human Resources Committee” and on page 16 under the subheading “Compensation Committee Interlocks and Insider Participation.”

The company’s management does not determine the amount of any executive compensation. However, on many compensation matters, members of the management team provide information and recommendations to the Compensation Committee, particularly in areas requiring detailed knowledge of company operations and the utility industry. For example, several members of our management team provided advice with respect to the development of performance goals for the executive incentive awards, and the company’s CEO provided input on financial and operating results and the individual performance of the other executive officers. Our CEO does not provide any recommendation to the committee regarding her own compensation.

The Compensation Committee has selected and retained an outside compensation consultant, Watson Wyatt Worldwide (“Watson Wyatt”), to assist the committee in its work on the company’s executive compensation program. The committee has adopted a policy that the executive compensation consultants may not be retained to perform other services for the company without the express permission of the committee. In 2007, Watson Wyatt provided input to the committee on compensation trends, appropriate comparison companies and market survey data. They also assisted management in preparing recommendations to the committee regarding salaries, performance goals for the incentive award programs and other aspects of executive compensation. With the Compensation Committee’s approval, Watson Wyatt also assisted our human resources department with its search for an administrator of our employee stock purchase plan.

II.	Objectives and Guiding Principles

The objectives of the company’s executive compensation program are to attract and retain highly qualified and motivated executives and to provide them with incentives to advance the interests of our key constituents: our shareholders, customers, employees and the communities we serve. In its efforts to accomplish these objectives, the Compensation Committee is guided by the following principles:

•	Incentive Pay

•	Increasing degrees of responsibility should be accompanied by an increasing share of the risks and rewards of company performance.

•	A significant portion of incentive awards should be equity-based and should vest over a period of several years, thereby further aligning executives’ interests with those of our shareholders.

•	Targets for incentive awards should be designed to achieve improvement in key areas, but should not promote rapid improvements in those areas at the expense of safety and reliability.

•	Competitive Pay

•	Executive pay packages should be competitive within the utility industry and organizations with which we compete for employees.

•	To achieve competitiveness in executive pay, direct compensation (base salary and incentive awards) should generally be close to the median of the market — i.e. the median relative to the compensation that the companies we consider our peers offer to their similarly situated executives. Targeted pay will deviate upwards or downwards from the median based on a variety of factors, including company performance, individual qualifications and performance and considerations of internal pay equity. In addition, actual pay (i.e. amounts earned and paid) may be higher or lower than targeted pay based on company or individual performance.

•	Team-Based Pay

•	Executive pay packages should be consistent with the company’s commitment to a work environment that promotes respect and teamwork. In keeping with this principle, relative internal pay equity should be maintained and executive incentive pay should be based to a large extent on the achievement of a common set of corporate objectives. PGE’s relative internal pay equity compares favorably with the utility market as reflected in surveys and the disclosures of our peer companies.

III.	Market Comparison Data

To ensure the competitiveness of our executive pay packages, the Compensation Committee considers market comparisons provided by Watson Wyatt to establish base salary ranges and the level of incentive awards. The data are generally derived from utility industry compensation surveys and studies of the compensation practices of a peer group of utility companies.

The surveys that Watson Wyatt relied on in developing its market comparisons were:

•	The 2006 Towers Perrin Energy Services Survey; and

•	The 2006 Watson Wyatt Data Services Top Management Survey.

For its 2007 compensation decisions, the Compensation Committee selected the following 14 companies as our peer group:

•	Alliant Energy Corporation
•	Avista Corp.
•	Black Hills Corporation
•	Cleco Corporation
•	DPL Inc.
•	Great Plains Energy Inc.
•	IDACORP, Inc.

•	OGE Energy Corp.
•	Pinnacle West Capital Corporation
•	Puget Energy, Inc.
•	Sierra Pacific Resources
•	Unisource Energy Corporation
•	Westar Energy Inc.
•	Wisconsin Energy Corporation

The 2007 peer group is the same as the 2006 peer group, with the exception of PacifiCorp. PacifiCorp was removed from the peer group following its acquisition by MidAmerican Energy Holdings Company. We selected this peer group because we believe it represents the best overall match with PGE based on the following criteria:

•	Business Mix. Our peer companies should be vertically integrated utilities with minimal non-regulated business activities with a comparable energy generation mix.

•	Market Capitalization. Our peer companies should be in the small to mid cap range (between $1 and $5 billion).

•	Customer Mix. Our peer companies should have a balanced retail, commercial and industrial mix, and balanced growth expectations.

•	Regulatory Environment. Our peer companies should have a comparable allowed return on equity, retail competition primarily limited to large volume non-residential energy users and a history of recovery on regulatory assets, fuel and power costs, and legitimate deferred costs.

•	Capital Structure. Our peer companies should have, on average, investment grade ratings, moderate leverage (less than 60% debt to capitalization ratio), and no significant liquidity concerns.

In addition to the surveys referenced above, Watson Wyatt utilized this peer group in developing its market comparisons.

IV.	Components of Executive Pay

Our 2007 executive pay packages included the following components:

•	Base salaries;

•	Annual cash incentive awards;

•	Long-term equity incentive awards; and

•	Other standard benefits, including retirement benefits, health and welfare benefits and certain perquisites.

Each of these components forms part of a pay package that is competitive, enabling the company to attract and retain qualified executives. Incentive awards are structured to further align executives’ interests with important stakeholder interests and to advance the company’s goals.

The company does not have employment agreements with any of its executives. Base salaries, incentive awards and certain perquisites are established annually, while other elements of compensation are generally paid pursuant to written plans.

Each of the various components of our 2007 executive pay program is described in greater detail below.

A. Base Salaries.

1. Overview.  We pay base salaries to provide management with a fixed amount of compensation at the levels needed to attract and retain qualified executives. We base our salary decisions on appropriate competitive reference points as well as a consideration of the executive’s experience, qualifications, performance and ability to contribute to the company’s financial and operational success.

2. 2007 Increases in Base Salary.  In 2007 the Compensation Committee approved a 3% increase over the 2006 base salaries for each of the named executive officers. The committee approved the increase to be consistent with market changes. As shown in the table below, 2006 salaries for the named executive officers were generally slightly below the market median, based on data provided by Watson Wyatt. The 2007 base salaries were somewhat below the median at the time they were set.

		2006 Base Salary as		Increase from 2006
	2006	a % of Estimated	2007	to 2007 as % of
	Base Salary(1)	Market Median	Base Salary(2)	Base

Peggy Y. Fowler	$610,008	92%	$628,308	3%
James J. Piro	$320,016	98%	$329,616	3%
Arleen N. Barnett	$212,808	76%	$219,192	3%
Stephen R. Hawke	$212,808	88%	$219,192	3%
Stephen M. Quennoz	$212,808	88%	$219,192	3%

(1)	These salaries became effective May 1, 2006.

(2)	These salaries became effective May 1, 2007.

We set the base salary and other pay elements for Ms. Barnett and Messrs. Hawke and Quennoz at the same levels, because the functions served by these three officers are generally of equal significance to the overall success of the company. This results in some deviations from market levels, as reflected in the table above.

B.	Annual Cash Incentive Awards.

1. Overview.  We regard annual cash incentive awards as a highly effective means of encouraging executives to advance stakeholder interests because they create a direct link between executive pay and annual company performance in key financial, strategic and operational areas. Annual cash incentive awards are also consistent with market practices and therefore contribute to the competitiveness of our executive pay packages.

We granted 2007 annual cash incentive awards under our 2006 Annual Cash Incentive Master Plan. The plan authorizes the Compensation Committee to make cash incentive awards to executive officers for the achievement of individual, department or corporate goals. Each year, the Compensation Committee establishes performance goals and a formula for calculating awards based on the extent to which the goals are achieved. Following the end of the year, the committee determines the amount of the awards by comparing actual performance against the performance goals. Under the plan, the committee is permitted to exclude the impact of nonrecurring, unusual events in determining awards.

2. Changes to Annual Cash Incentive Program for Executives.  In 2007, the Compensation Committee devoted considerable time to overseeing the restructuring of our executive cash incentive award program. In the past, awards were based on two factors: the company’s net income relative to budgeted net income and individual performance ratings for each of the executives. These performance ratings were typically based on the achievement of company-wide goals as well as numerous individual performance goals. Some of the individual performance goals were not quantifiable, and the committee generally had to exercise considerable discretion to arrive at performance ratings for the executives. In 2007, the committee determined that significant changes to the program should be made in order to achieve greater transparency and accountability to stakeholders. Accordingly, the committee directed management to work with Watson Wyatt to develop and recommend a program based on the following principles:

•	To ensure consistency in administration and accountability, performance goals should be quantifiable and objectively measurable;

•	To foster a team approach and achieve a closer alignment with the primary objectives of the company, awards for all executive officers should be based on a single set of company performance goals; and

•	To promote greater alignment with shareholder interests, greater weight should be given to the company’s financial performance.

After a series of meetings and discussions with management and Watson Wyatt, the Compensation Committee approved the annual cash incentive program described below.

3. 2007 Annual Cash Incentive Program.  Under the program approved by the committee, each officer’s award for 2007 was calculated by multiplying a “target bonus” by a “funding modifier” and a “performance modifier”:

Award = Target Bonus x Funding Modifier (from 0 to 1.5) x Performance Modifier (from 0 to 1.33)

Potential payouts under this formula were 0 to 200% of an officer’s target bonus.

i. Target Bonuses.  The target bonuses of the named executive officers ranged from 45% to 75% of their 2007 base salaries. The target amounts are in line with the market based on data provided by Watson Wyatt. The target bonuses of our CEO and our CFO were higher as a percentage of base salary — 75% and 50%, respectively, compared with 45% for the other named executive officers — in keeping with our belief that greater responsibility should be accompanied by a greater share of the risks and rewards of company performance.

ii. Funding Modifier.  Under the 2007 award formula, the funding modifier is a number ranging from 0 to 1.5. It is a function of actual net income relative to budgeted net income ($102.7 million for 2007), as shown below:

Funding
Net Income as a Percentage of Budgeted Net Income	Modifier

< 80% ($82.16 million)	0
80% ($82.16 million)	.5
100% ($102.7 million)	1
120% and above ($123.24 million)	1.5

Budgeted net income is established annually by the Board of Directors.

In keeping with the committee’s goal of achieving greater alignment with shareholder interests, the 2007 award formula gives greater weight to net income than in previous years — in the past, the funding modifier ranged from 0 to 1.33, while the performance modifier was a value from 0 to 1.5.

iii. Performance Modifier.  The performance modifier is a number from 0 to 1.33 that is determined by the performance rating (from 1 to 5) assigned to each executive officer. Under the 2007 program, performance ratings were based entirely on quantifiable results relative to five company performance goals: high customer value; electric service power quality and reliability; reliable, reasonably priced power supply; engaged valued workforce; and active corporate responsibility.

These goals were selected because they represent the principal interests of our key stakeholders: our customers, shareholders, employees, and the community. They also represent the business objectives that are fundamental to a well-run utility. The measures used to calculate the company’s performance relative to these goals, and the primary rationale for selecting them, are described below.

•	High Customer Value — measured by residential, general business and key customer satisfaction surveys. This goal represents the interests of our customers.

•	Electric Service Power Quality and Reliability — measured by three service reliability indexes — SAIDI (System Average Interruption Duration Index), SAIFI (System Average Interruption Frequency Index) and MAIFI (Momentary Average Interruption Frequency Index). This goal represents a key component of operational success.

•	Reliable, Reasonably Priced Power Supply — measured by generation plant availability, measured as a percentage of total availability. This goal represents a key component of operational success, and the dominant determinant of price, which is of paramount importance to our customers.

•	Engaged, Valued Workforce — measured by employee survey results. This goal represents the interests of our employees and furthers one of the key objectives of our compensation program — reinforcing our commitment to creating a positive work environment.

•	Active Corporate Responsibility — measured by OSHA reportable accidents. This goal represents the interests of the general public and our employees and is an important determinant of success in a regulated business.

For each of these goals, we set threshold, target and maximum performance levels, each corresponding to a performance rating (from 2 to 5), as shown below:

Performance
Performance Results	Rating

Threshold	2
Target	3
Maximum	5

To arrive at an overall performance rating for the executives, results with respect to each goal were translated to performance ratings, and the performance ratings were weighted equally at 20% and added together. The measures established for each of these goals are objective, although under the terms of the 2006 Annual Cash Incentive Master

Plan, the committee may adjust for extraordinary, unusual, or non-recurring events in determining performance results. Examples of such items are: (i) regulatory disallowances, (ii) corporate restructuring, (iii) gains or losses on the disposition of a major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution or settlement of litigation and (vi) the effect of a merger. The committee did not adjust for any such events for 2007.

In establishing threshold, target and maximum levels — both for our annual cash award program and for our long-term incentive award program discussed below — we were guided by the following principles:

•	Threshold Performance — Threshold performance should constitute reasonable performance, recognizing that some factors are not completely within our control, and that employees should be encouraged to strive toward higher levels of even in the face of adverse conditions.

•	Target Performance — Target performance should constitute good performance, which requires an appropriate level of “stretch” to achieve.

•	Maximum Performance — Maximum performance should be reserved for performance that is extremely difficult to achieve, and is usually only attained as a result of extraordinary effort or circumstances.

For details regarding the threshold, target and maximum performance levels and the calculation of annual cash incentive awards, see “Executive Compensation — 2007 Grants of Plan-Based Awards” below.

4. Calculation of 2007 Annual Cash Awards.  Applying the formula described above, the Compensation Committee approved cash awards for the executive officers that were 196% of their target bonuses. The funding modifier was 1.5, resulting from actual net income of $145 million, or 142% of budgeted net income. The performance modifier was 1.3066, resulting from an overall performance rating of 4.84 for each of the executive officers. This rating was derived from company performance results that were either at or very close to the maximum levels established by the committee. The committee did not exercise its discretion to eliminate the effect of nonrecurring items in calculating the performance results. For additional details regarding the calculation of the 2007 awards, see “Executive Compensation — 2007 Grants of Plan-Based Awards.”

C.	Long-Term Equity Awards.

1. Overview.  We believe that the interests of executives and key employees should be aligned with those of shareholders through the risks and rewards of company stock ownership. Grants under the 2006 Stock Incentive Plan are the primary vehicle by which we seek to accomplish this goal. The Compensation Committee is authorized under the plan to grant stock-based awards to directors, officers and other employees. The Compensation Committee may determine the amount and type of awards, up to certain maximum amounts described in the plan.

In 2007, the committee made grants of performance-based restricted stock units, or RSUs, to each of the executive officers and certain key employees. These RSUs give the grantee the right to receive shares of company common stock at no cost, provided that certain performance goals are met and the grantee remains employed by the company throughout the vesting period. Grantees whose employment is terminated due to retirement, death or disability are eligible to receive a portion of their award, prorated according to the percentage of the vesting period that the grantee was employed. The vesting period for the 2007 awards is three years. The number of shares that the holder of the RSUs receives depends on how well the company performs relative to the performance goals in each of the three years.

We chose to award performance-based RSUs, rather than other forms of stock-based compensation, because we believe that on the whole, they are the best means of advancing several of the objectives of our compensation program:

•	Creation of Performance Incentives. Performance-based RSUs create incentives to achieve key company goals, thereby furthering the alignment between the interests of officers and shareholders.

•	Retention. RSUs further the goal of retention, because the receipt of an award requires continued employment by the company.

•	Cost-Effectiveness. RSUs are relatively easy to administer and are cost-effective from an accounting standpoint.

•	Alignment With Shareholders. RSUs create a focus on total shareholder return because the value of the award is based on the value of the underlying common stock.

2. 2007 Long-Term Incentive Awards.

i. Award Formula.  To determine each officer’s award at the end of the three-year vesting period, the Compensation Committee will use the following formula:

Number of Shares Received = Number of RSUs Granted x Performance Percentage

The Performance Percentage is a percentage between 0 and 150%, which will be based on results over the three-year vesting period in the following four areas: generation plant availability; net income relative to budgeted net income; electric service quality and reliability; and customer satisfaction. In each of these areas, the committee has established certain threshold, target and maximum levels of performance. (See “Executive Compensation — 2007 Grants of Plan-Based Awards” below, for details.) At the end of the vesting period, results in each of the four areas will be averaged. These results will then be interpolated between the threshold, target and maximum levels established in those areas to arrive at modifier — from 0 to 150% — according to the table below:

Average Performance Results
Over 3-Year Vesting Period	Modifier

Below Threshold	0
Threshold	25%
Target	100%
Maximum	150%

Once the modifiers in each of the four areas are determined, they will be weighted and added together to arrive at the overall Performance Percentage. Generation plant availability and net income relative to budgeted net income will each be weighted 30% and customer satisfaction and electric service power quality and reliability will each be weighted 20%. We assigned greater weight to the first two goals (generation plant availability and net income) because of their more direct relation to our financial success. In addition, net income over the three-year period must be least 70% of budgeted net income for that period in order for any of the awards to vest.

ii. Number of RSUs Granted.  Each executive was granted a number of RSUs calculated by multiplying his or her 2007 base salary by a specified percentage, and dividing the result by the closing price of the company’s common stock on the grant date:

# of RSUs Granted = (2007 Base Salary) (Percentage of Base Salary)
                    Grant Date Common Stock Price

The table below shows the percentages used to calculate the awards to the named executive officers. It also shows the estimated value of the awards on the grant date (assuming that the company will perform at target levels over the entire vesting period, and using the closing price of the company’s common stock on the grant date):

	Percentage of Base
	Salary Used to
	Determine # of	Estimated Value
	RSUs Granted	of Awards

Peggy Y. Fowler	100%	$628,300
James J. Piro	50%	$164,800
Arleen N. Barnett	43%	$94,760
Stephen R. Hawke	43%	$94,760
Stephen M. Quennoz	43%	$94,760

The Compensation Committee believes that the awards are slightly below the median of the utility market, based on survey data provided by Watson Wyatt. The committee set the CEO’s award, as a percentage of salary, more significantly below the median, in part in the interest of internal pay equity, in light of the fact that she is the only officer who participates in our supplemental executive retirement plan, as discussed below.

iii. Performance Percentage.  In choosing performance goals for the 2007 awards, we sought to identify the measures that would provide both immediate and long-term benefits for customers and align with our shareholders’

interest in operating the business to their expectations. The performance goals, the measures used to calculate the company’s performance relative to these goals, and the primary rationale for selecting them, are described below.

•	Generation Plant Availability — measured as a percentage of total availability. This goal represents a key component of operational success, and the dominant determinant of price, which is of paramount importance to our customers.

•	Net Income — actual GAAP-based net income as a percentage of budgeted net income. Net income is a fundamental measure of the company’s short-term and long-term financial success, and is of fundamental interest to both shareholders and our employees.

•	Electric Service Power Quality and Reliability — measured by an average of three service reliability indexes (SAIDI, SAIFI and MAIFI — the same indexes used under the 2007 annual cash incentive program). This goal represents a key component of operational success.

•	Customer Satisfaction — measured by residential, general business and key customer satisfaction surveys. Performance relative to this goal directly reflects how well we are responding to the needs of our customers.

The measures established for each of these goals are objective, although under the terms of the grants, the committee may adjust for extraordinary, unusual, or non-recurring events in determining performance results. Examples of such items are: (i) regulatory disallowances, (ii) corporate restructuring, (iii) gains or losses on the disposition of a major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution or settlement of litigation and (vi) the effect of a merger. These adjustments, if applicable, would be considered by the committee at the end of the relevant performance period.

For details regarding the threshold, target and maximum performance levels assigned for the long-term performance goals, see “Executive Compensation — 2007 Grants of Plan-Based Awards” below.

D.	Other Benefits.

1. Overview.  PGE provides retirement benefits, health and welfare benefits, and other standard benefits to all of our executives. Our primary reason for providing these benefits is that they enable us to be competitive in attracting and retaining highly qualified executives. In the sections below we provide a brief description of these benefits as well as further explanation of our reasons for providing them.

2. Pension Plan.  All eligible PGE employees, including all of the named executive officers, participate in the company’s pension plan. Benefits for both executive and non-executive employees are based upon the employee’s years of service and the employee’s Final Average Earnings (defined as the highest 60 consecutive monthly earnings during the last 120 months of employment). See the section below entitled “Executive Compensation — Pension Benefits” for additional details regarding benefits available under the pension plan.

3. 401(k) Plan.  All named executive officers participate in the company’s 401(k) Plan, which is a broad-based retirement plan to which eligible employees may contribute. Matching contributions for eligible non-union employees equal the lesser of 100% of employee elective contributions or 6% of base pay, subject to limitations under Section 401(a)(17) of the Internal Revenue Code (which caps annual compensation for purposes of calculating company matching contributions at $225,000 for 2007). Information regarding 401(k) matching contributions paid to the named executive officers in 2007 appears in the 2007 Summary Compensation Table under “All Other Compensation.”

4. SERP.  The company’s Supplemental Executive Retirement Plan (“SERP”) is a benefit plan that was designed to provide retirement income for executive officers in addition to the income provided under the company’s pension plan. The company originally adopted the SERP in 1983, at a time when plans of this kind were standard elements of executive pay packages. Our reasons for adopting the SERP were to provide key executives with competitive retirement benefits and to protect against reductions in retirement benefits due to tax law limitations on qualified plans. By action of the Board of Directors, the SERP was closed to new participants in 1997. Currently, only Ms. Fowler participates in the plan, as she was the only one of our current executives who was serving as an officer in 1997 when the SERP was closed to new participants. Additional information regarding the terms of the SERP and the compensation payable under the SERP appears below in the section entitled “Executive Compensation — Termination and Change in Control Benefits.”

5. Deferred Compensation Plans.  We maintain the 2005 Management Deferred Compensation Plan (“2005 MDCP”), under which executives and other highly paid employees can defer a portion of their compensation on a pre-tax basis, receive a company matching contribution and earn a guaranteed rate of interest on their account balances until the date of distribution. A number of our executives and other highly paid employees also have account balances under a prior deferred compensation plan (the “1986 MDCP”). Under the 2005 MDCP, participants may elect to defer to later years the payment of up to 80% of their base salary, 100% of their cash incentive compensation and the value of up to 120 hours of cancelled paid time off. Participants also receive a match from the company of 3% of base pay deferred. See the section below entitled “Executive Compensation — Nonqualified Deferred Compensation” for additional information regarding the 2005 MDCP and 1986 MDCP. Above-market earnings on the named executive officers’ balances under both plans are included in amounts under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table.

6. Severance Benefits.  We sponsor severance benefit plans for both executives and non-executive employees. Under the plans, benefits are paid to eligible employees whose employment is terminated as a result of corporate, departmental, or work group reorganization or similar business circumstances. Under both the executive and non-executive pay plans, employees are eligible to receive up to 52 weeks of base pay, depending on length of service. The purpose of the plans is to provide reasonable severance benefits to employees in light of the fact that employees may have difficulty finding comparable employment quickly following termination of their employment.

7. Outplacement Assistance.  We maintain a broad-based plan to cover the cost of outplacement assistance for employees who lose their jobs as a result of corporate, departmental or work group reorganization, including the elimination of a position, or similar business circumstances. See the section below entitled “Executive Compensation — Termination and Change in Control Benefits” for further details.

8. Active Employee Health and Welfare Benefits.  Active employee health and welfare benefits such as medical, dental, life insurance and disability coverage are available to the named executive officers and their eligible dependants through the Portland General Electric Company Health and Welfare Plan for Active Employees. Under the plan, eligible employees (generally all non-temporary non-union employees who are regularly scheduled to work at least 20 hours per week), can participate in a variety of company-sponsored programs, including medical, dental and vision coverage; life insurance; accident insurance; long-term disability insurance; a health flexible spending arrangement; an employee assistance program; a pre-paid legal services program; and (as described above) severance programs. The cost of these programs (not including the employee assistance program and severance programs) is shared by participating employees and the company. Employees are allocated a number of “flexdollars” based on their medical coverage selections and employment status (full-time, reduced-hour or part-time), which they may apply to eligible programs, with other costs being covered through before-tax or after-tax employee contributions. Coverage levels under the various programs are comparable to benefits provided by other large companies and are made available on a company-wide basis to all eligible employees regardless of pay levels.

9. Post-Retirement Health and Welfare Benefits.  Health and welfare benefits are available to eligible retirees, including the named executive officers, under the Portland General Electric Company Health and Welfare Plan for Inactive Employees. Under the plan, retirees and surviving spouses of active and retired employees can participate in company-sponsored medical and dental plans. Participating employees and the company share the cost of this coverage, with the monthly company contributions ranging from $80 to $200 for an employee and his or her spouse, depending on the age and years of service of the employee and spouse. Company contributions for employee-only coverage ranges from $40 to $100 per month. The company also maintains a Health Reimbursement Arrangement, or HRA, for both union and non-union employees. Under the non-union HRA, PGE credits company contributions and earnings to eligible employees’ HRA accounts in amounts determined each year by the Board of Directors. Upon retirement, amounts in the employee’s HRA account may be used to pay for eligible medical expenses that are not covered by a medical plan or reimbursed through a Health Savings Account. In the event of the employee’s death, the employee’s surviving spouse and eligible dependents may continue drawing on the HRA account until it is depleted. For 2007, $339.50 was credited to each named executive officer’s account, and 4.91% in earnings was credited to their outstanding balances. Non-union employees, including the named executive officers, are also eligible to receive life insurance coverage equal to the greater of 10% of base pay or $5,000 at no cost, and are eligible to purchase additional life insurance coverage through a company-sponsored group life insurance plan.

10. Paid Time Off Benefits.  We provide vacation and other paid holidays to all employees, including the named executive officers. These benefits are comparable to those provided at other large public companies. Executive officers receive two weeks’ annual vacation allowance in addition to amounts normally provided to salaried employees. We believe that this policy helps further executives’ health, productivity and effectiveness. The benefit may also be surrendered in exchange for a cash payment or deferred under our deferred compensation plan for management. Any amounts received by the named executive officers in lieu of paid time off are included in the Summary Compensation Table under “Salary.”

11. Perquisites.  In 2007 some of our executive officers received certain common perquisites, including reimbursement for vehicle expenses, parking, financial counseling, and country club dues. Except in the case of payments for country club dues, which are approved by the Compensation Committee on a case-by-case basis, these payments were made pursuant to plans adopted in previous years. We believe that these benefits were generally consistent with the practices of comparable utility companies. Nevertheless, in late 2007 the Compensation Committee terminated all of the company’s executive perquisite plans, other than club dues payments, effective January 1, 2008. These plans provided for reimbursement of certain vehicle expenses, and financial planning and health expenses. The committee’s aim in terminating these plans was to increase the cost-effectiveness of the company’s executive compensation program by eliminating an unnecessary administrative burden. In lieu of amounts previously paid under the terminated plans, the committee approved a one-time salary increase from $11,500 to $15,900 for each of the executive officers. This increase did not increase base salaries above the market median. The committee believes that club memberships can serve a legitimate business need of the company and expects to continue to approve the reimbursement of club dues for certain members of our management team. Executives will also continue to receive parking free of charge at our company headquarters.

V.	Equity Grant Practices

Under the terms of our 2006 Stock Incentive Plan, the Compensation Committee is responsible for all grants of equity awards. Although it has the ability to delegate its authority to make equity grants under the plan, the committee has not done so and is therefore solely responsible for determining the size and frequency of all equity awards.

We expect that we will continue to grant performance-based restricted stock units to executive officers and other key employees each year. In addition, discretionary equity awards may be made from time to time to select employees for retention purposes. The company’s average annual “burn rate” (the total number of all equity award shares granted during the fiscal year divided by the total shares outstanding at the end of the fiscal year) was 0.16% from fiscal 2006 through fiscal 2007.

The committee has not adopted a formal policy governing the timing of equity awards. However, we have generally made awards to officers and directors at Compensation Committee meetings scheduled to occur shortly after the issuance of a quarterly earnings release, and we expect to continue this practice. We intend to make director awards on or around the date of the company’s annual meeting of shareholders and to make officer awards during the first quarter of the year.

VI.	Tax Considerations

Section 162(m) of the Internal Revenue Code generally places a limit of $1 million on the compensation that a publicly held corporation may deduct with respect to its CEO and its three next most highly paid executive officers other than the CFO. There are, however, certain exceptions to this limitation. Under one exception, compensation that is paid under a plan that was in place at the time a company becomes publicly held is not subject to the limit for a specified period. Since we became a public company in 2006, all of our incentive awards have qualified for this exemption. Beginning with our 2008 incentive awards, we intend to structure our awards to executives so that they qualify for an exemption under 162(m) for certain “performance-based” compensation, although the committee reserves the right to make awards that do not qualify for this exemption. One of the requirements for qualifying performance-based awards is that the material terms of a performance goal under which the compensation is paid must be approved by the company’s shareholders. For that reason, we are seeking approval of our amended and restated 2006 Stock Incentive Plan and our 2008 Annual Cash Incentive Master Plan for Executive Officers at the 2008 Annual Meeting of Shareholders. For additional details, see “Proposal 3: Approval of the Portland General Electric Company Amended and Restated 2006 Stock Incentive Plan” and “Proposal 4: Approval of the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers.”

Executive Compensation

I.	2007 Summary Compensation Table

The table below shows the compensation that the company’s named executive officers (the CEO, CFO and three most highly compensated officers other than the CEO and CFO) earned during the year ended December 31, 2007. Information on director compensation is included under the heading “Non-Employee Director Compensation” on pages 10 to 12.

					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
			Stock	Incentive Plan	Compensation	All Other
		Salary	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	(1) ($)	(2) ($)	(3) ($)	(4) ($)	(5) ($)	($)

Peggy Y. Fowler,	2007	622,208	682,110	913,478	510,220	42,453	2,770,468
Chief Executive Officer and President	2006	537,340	172,833	483,355	979,735	345,619	2,518,882
James J. Piro,	2007	333,949	178,914	319,479	0	35,953	868,295
Executive Vice President, Finance, Chief Financial Officer and Treasurer	2006	301,461	45,333	213,430	70,669	34,385	665,278
Stephen M. Quennoz,
Vice President, Nuclear and Power Supply/Generation(6)	2007	229,587	102,875	191,206	20,139	21,833	565,640
Arleen N. Barnett,	2007	222,073	102,875	191,206	0	25,194	541,348
Vice President, Administration	2006	211,973	26,067	136,913	71,610	23,407	469,970
Stephen R. Hawke,	2007	217,064	102,875	191,206	0	24,472	535,617
Senior Vice President, Customer Service and Delivery	2006	209,072	26,067	137,429	67,621	23,175	463,364

(1)	Amounts in the Salary column include base salary earned and, in the case of Messrs. Piro and Quennoz and Ms. Barnett, $7,533, $12,523 and $5,009 respectively, which is the value of the paid time off they deferred under the company’s 2005 Management Deferred Compensation Plan. The amounts reflect salary increases that went into effect on May 1, 2006 and May 1, 2007.

(2)	The Stock Awards column shows the amount recognized in our financial statements for fiscal years 2006 and 2007 with respect to awards of restricted stock units with performance-based vesting conditions (“performance shares”) and restricted stock units with time-based vesting conditions (“time restricted shares”).

The amounts recognized with respect to performance shares were as follows:

		Amount
Name	Year	Recognized

Peggy Y. Fowler	2007	$580,443
	2006	$122,000
James J. Piro	2007	$152,247
	2006	$32,000
Stephen M. Quennoz	2007	$87,542
Arleen N. Barnett	2007	$87,542
	2006	$18,400
Stephen R. Hawke	2007	$87,542
	2006	$18,400

The amounts recognized with respect to performance shares assume the achievement of performance goals that would allow the vesting of 131% and 128% of awarded performance shares for 2007 and 2006, respectively. Amounts recognized with respect to performance shares also assume that that the named executive officers will continue in the employment of the company throughout the performance period. See “Note 5 — Stock Based Compensation” in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of certain assumptions underlying our determination of these amounts.

The amounts recognized with respect to time restricted shares in 2006 and 2007 were as follows:

		Amount
Name	Year	Recognized

Peggy Y. Fowler	2007	$101,667
	2006	$50,833
James J. Piro	2007	$26,667
	2006	$13,333
Stephen M. Quennoz	2007	$15,333
Arleen N. Barnett	2007	$15,333
	2006	$7,667
Stephen R. Hawke	2007	$15,333
	2006	$7,667

The 2007 awards are discussed in greater detail below in the section entitled “— 2007 Grants of Plan-Based Awards.”

(3)	Amounts shown in the Non-Equity Incentive Plan Compensation column represent cash awards under the company’s 2006 Annual Cash Incentive Master Plan. The terms of these awards are discussed below in the section entitled “— 2007 Grants of Plan-Based Awards.”

(4)	See below under “A. Change in Pension Value and Nonqualified Deferred Compensation Earnings” for an explanation of the amounts reflected in this column. The amount shown for Mr. Piro, Ms. Barnett and Mr. Hawke is 0, in accordance with applicable disclosure rules. As reflected in the figures below, however, the net effect of the amounts reflected in this column were decreases of $7,361 for Mr. Piro, $2,936 for Ms. Barnett and $5,687 for Mr. Hawke.

(5)	The amounts shown for fiscal year 2006 in the “All Other Compensation” and “Total” columns differ from the amounts reported in last year’s proxy statement because amounts erroneously reported as earned by the named executive officers with respect to dividend equivalent rights in 2006 are not reflected in the 2006 figures reported in this proxy statement. See below under “B. Perquisites and Other Compensation” for additional information about amounts reported in this column.

(6)	Information regarding compensation earned by Mr. Quennoz in 2006 is not included because he was not one of the named executive officers (the CEO, CFO or one of the three most highly compensated officers other than the CEO and CFO) in 2006.

A. Change in Pension Value and Nonqualified Deferred Compensation Earnings.

Amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation” column include the increase in the actuarial present value of the named executive officers’ accumulated benefits under the company’s pension plan and, in the case of Ms. Fowler, the company’s SERP, in 2006 and 2007. Also included are increases or decreases in deferred compensation account balances arising from the pension plan benefit restoration feature of the 1986 MDCP and 2005 MDCP. This feature is explained below in the section entitled “— Pension Benefits — Restoration of Pension Plan Benefits under Management Deferred Compensation Plans.” These amounts are shown below:

			Increase or
			Decrease in
			Actuarial
Name	Year	Plan	Present Value

Peggy Y. Fowler	2007	SERP	$532,897
	2007	Pension Plan	$(22,677)
	2007	2005 MDCP	$0
	2006	SERP	$905,548
	2006	Pension Plan	$74,187
	2006	2005 MDCP	$0
James J. Piro	2007	Pension Plan	$5,341
	2007	2005 MDCP	$(12,702)
	2006	Pension Plan	$76,248
	2006	2005 MDCP	$(6,640)
Stephen M. Quennoz	2007	Pension Plan	$17,070
	2007	2005 MDCP	$3,069
Arleen N. Barnett	2007	Pension Plan	$889
	2007	2005 MDCP	$(3,825)
	2006	Pension Plan	$64,491
	2006	2005 MDCP	$6,853
Stephen R. Hawke	2007	Pension Plan	$5,364
	2007	2005 MDCP	$(11,051)
	2006	Pension Plan	$101,220
	2006	2005 MDCP	$(34,394)

Values for the pension plan assume a retirement age of 65. The 2006 and 2007 increases in value for Ms. Fowler’s SERP account assume a retirement age of 55.4 and 56.4, her age on December 31, 2006 and 2007, respectively. See “Note 2 — Employee Benefits” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the years ended December 31, 2006 and December 31, 2007 for an explanation of additional assumptions made in calculating the increase in the value of benefits under the pension plan and the SERP.

Amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation” column for 2006 include above-market interest (defined as above 120% of the long-term Applicable Federal Rate) on balances under the 2005 MDCP in the following amounts:

Name	Year	Amount

James J. Piro	2006	$1,062
Arleen N. Barnett	2006	$266
Stephen R. Hawke	2006	$795

B. Perquisites and Other Compensation.

The figures in the “All Other Compensation” column include amounts paid for the following perquisites and personal benefits: vehicle allowances, business and golf club memberships, financial planning services reimbursements, and small gifts of appreciation, plus tax gross-ups on the value of the gifts. None of the amounts paid for any perquisite or personal benefit to a named executive officer for 2007 exceeded the greater of $25,000 or 10% of the total amount of perquisites or personal benefits for that officer.

The figures in the “All Other Compensation” column also include the value of dividend equivalent rights earned with respect to the named executive officers’ time restricted shares, company contributions under the 2005 MDCP and the following company contributions to the 401(k) Plan:

Name	Year	Amounts Paid

Peggy Y. Fowler	2007	$13,500
	2006	$13,200
James J. Piro	2007	$13,500
	2006	$13,200
Stephen M. Quennoz	2007	$9,214
Arleen N. Barnett	2007	$11,962
	2006	$11,362
Stephen R. Hawke	2007	$10,406
	2006	$10,013

II.	2007 Grants of Plan-Based Awards

The following table shows information regarding plan-based awards made to the named executive officers in 2007.

		Estimated Possible Payouts Under			Estimated Future Payouts Under			Grant Date
		Non-Equity Incentive Plan			Equity Incentive Plan			Fair Value
		Awards(1)			Awards(2)			of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Awards(3)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	($)

Peggy Y. Fowler	2/22/2007	116,521	466,084	932,168
	3/15/2007				5,502	22,007	33,011	628,300
James J. Piro	2/22/2007	40,752	163,008	326,016
	3/15/2007				1,443	5,772	8,658	164,800
Stephen M. Quennoz	2/22/2007	24,390	97,559	195,118
	3/15/2007				830	3,319	4,979	94,760
Arleen N. Barnett	2/22/2007	24,390	97,559	195,118
	3/15/2007				830	3,319	4,979	94,760
Stephen R. Hawke	2/22/2007	24,390	97,559	195,118
	3/15/2007				830	3,319	4,979	94,760

(1)	These columns show the range of potential payouts for awards made to the named executive officers in 2007 under the company’s 2006 Annual Cash Incentive Master Plan. The amounts shown in the “Threshold” column reflect the minimum payouts, which is 25% of the target amount shown in the “Target” column. The amount shown in the “Maximum” column is 200% of the target amount. Further details regarding these awards are provided below in the section entitled “— Non-Equity Incentive Plan Awards.”

(2)	These columns show estimated range of potential payouts for awards made to the named executive officers in 2007 under the 2006 Stock Incentive Plan. The amounts shown in the “Threshold” column reflect the minimum number of restricted stock units that could vest, which is 25% of the target amount shown in the “Target” column. The number of restricted stock units shown in the “Maximum” column is equal to 150% of the target amount. See the section below entitled “— Equity Incentive Plan Awards” for further details.

(3)	The grant-date fair value for the equity incentive plan awards assumes performance at target levels and a stock price of $28.55 (the closing price of the company’s common stock on March 15, 2007, the date of the grant). The grant-date fair values of the performance shares and the time restricted shares assume that the executive will continue in service throughout the vesting period. See “Note 5 — Stock Based Compensation” in the Notes to the Consolidated Financials Statements in our Annual Report on Form 10-K for the year ended December 31, 2007 for further details on these awards.

A. Non-Equity Incentive Plan Awards.

The figures in the columns under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” show the range of potential payouts for awards made for 2007 under the 2006 Annual Cash Incentive Master Plan. Actual payouts were determined by the Compensation and Human Resources Committee in February of 2008, and are disclosed in the 2007 Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

Each award is calculated by multiplying the officer’s target bonus by:

•	A “funding modifier” ranging from 0 to 1.5, which is a function of net income relative to budgeted net income; and

•	A “performance modifier” ranging from 0 to 1.33, which is a function of the performance rating assigned to the named executive officer by the committee in light of the company’s performance relative to a common set of performance goals.

The figures shown in the “Threshold” column of the “2007 Grants of Plan-Based Awards” table assume that adjusted net income was 80% of budgeted net income and each named executive officer received a performance rating of “2.” The figures in the “Target” column assume that adjusted net income was 100% of budgeted net income and each named executive officer received a performance rating of “3.” The figures in the “Maximum” column assume that adjusted net income was 120% or more of budgeted net income and each named executive officer received a performance rating of “5.”

Details regarding the named executive officers’ target bonuses and the calculation of the funding modifier and performance modifier are set forth below.

1. Target Bonuses.  Target bonuses (shown in the table above) are established by multiplying base salary paid in 2007 by the applicable percentage shown below.

Target Bonus
(Percentage of
Name	Annual Base Pay)

Peggy Y. Fowler	75%
James J. Piro	50%
Stephen M. Quennoz	45%
Arleen N. Barnett	45%
Stephen R. Hawke	45%

2. Performance Modifier.  The performance modifier is a number from 0 to 1.33 and is based on performance ratings (from 1 to 5) assigned to each of the named executive officers, as shown in the table below:

Officer Performance Rating	Performance Modifier

1	0
2	0.5
3	1
4	1.167
5	1.33

The performance ratings are based entirely on quantifiable results relative to five company performance goals. These five goals are: high customer value; electric service power quality and reliability; reliable, reasonably priced power supply; engaged valued workforce; and active corporate responsibility. The table below shows the measures used for each of these goals, the threshold, target and maximum levels for each measure, and the actual results with respect to each measure. As shown on the table, each level of performance (threshold, target and maximum) corresponds to a performance ranking from 2 to 5.

	Minimum	Target	Maximum
Goals and Measures	(“2” Rating)	(“3” Rating)	(“5” Rating)	Actual

High Customer Value — Achieve high customer value by doing a great job of understanding and meeting our customers’ needs.	50%	60%	90%	80.1%

Measure:  Overall customer satisfaction, measured as the company’s percentile ranking relative to other utility companies, based on the following: (1) the four-quarter ranking average of the Market Strategies study for Residential Customers; (2) the semiannual ranking average of the Market Strategies study for Business Customers; and (3) the annual ranking results from the 2007 TQS Research, Inc. National Key Accounts Benchmark study for key business customers. These ranking numbers are weighted by the annual revenue from each customer group that produces the annual ranking.

Electric Service Power Quality and Reliability

Measures: Results on following service reliability indexes. Results for each index were mapped onto a rating scale from 1 to 3, and then weighted equally and summed for an overall performance result.
SAIDI (Sum of customer outage durations (in minutes) divided by total number of customers served)
Threshold Target Maximum
90 85 80
SAIFI (Total number of customer outages divided by total number of customers served)	1.00	2.00	3.00	3.00
Threshold Target Maximum
1.2 1.1 1.0
MAIFI (Total number of customer momentary interruptions divided by total number of customers)
Threshold Target Maximum
5 4 3

Reliable, Reasonably Priced Supply — design and maintain a reliable energy resource portfolio, maintaining high plant availability and achieving stable, predictable and reasonable prices.	73.6%	82.8	92.0%	93.5%

Measure:  Generation Plant Availability, the total number of hours in the year, less scheduled outage hours, less forced outage hours, divided by the total number of hours in the year. The actual availability of each plant is measured for the year and weighted based on megawatt output to arrive at a total percentage for the year.

Engaged, Valued Workforce — Attract, retain and engage employees to achieve a performance advantage for PGE and provide a fulfilling work experience for all employees.

Measure: Employee Survey Work-Life Satisfaction Rating (from 1 to 5), based on an employee survey conducted during the fourth quarter of 2007.	3.85	3.95	4.02	4.04

	Minimum	Target	Maximum
Goals and Measures	(‘‘2” Rating)	(‘‘3” Rating)	(‘‘5” Rating)	Actual

Active Corporate Responsibility — Act in a manner true to our values and uphold our core principles as we work with stakeholders to effectively balance and prioritize operational and policy decisions.	7.00	6.32	5.32	5.38
Measure: OSHA Recordable Accidents per 100 employees.

The performance ratings derived from the actual results for each goal are weighted equally and added together to produce an overall performance rating for each officer. The table below shows the actual performance results and performance ratings for the officers in 2007:

	Rating		Weighted
Goals and Measures	(2 to 5)	Weighting	Result

High Customer Value	4.34	20%	0.87
Power Quality and Reliability	5	20%	1
Reliable, Reasonably Priced Supply	5	20%	1
Engaged, Valued Workforce	5	20%	1
Active Corporate Responsibility	4.88	20%	0.97
Total			4.84

3. Funding Modifier.  The funding modifier is a number from 0 to 1.5, and is a function of net income as a percentage of budgeted net income, as shown in the table below:

	Adjusted
	Net Income as a
	Percentage of	Funding
	Budgeted Net Income	Modifier

Below Threshold	Below 80%	0
Threshold	80%	.5
Target	100%	1
Maximum	120%	1.5

Because actual net income was greater than 120% of budgeted net income in 2007 ($145 million, or 142% of budgeted net income), the maximum funding modifier of 1.5 was used to calculate the 2007 awards.

B.	Equity Incentive Plan Awards.

The figures in the columns under “Estimated Future Payouts Under Equity Incentive Plan Awards” in the “2007 Grants of Plan-Based Awards” table represent the range of potential payouts under the 2007 awards of restricted stock units with performance-based vesting conditions, which we refer to as “performance shares.” These awards were made pursuant to the company’s 2006 Stock Incentive Plan.

1. Number of Performance Shares Granted.  The number of performance shares granted was determined by dividing the amounts shown in the table below by the closing price of a share of the company’s common stock on the grant date:

Value Used to
Calculate Stock
Name	Unit Grants

Peggy Y. Fowler	$628,300
James J. Piro	$164,800
Stephen M. Quennoz	$94,760
Arleen N. Barnett	$94,760
Stephen R. Hawke	$94,760

The number of performance shares that will vest depends on the extent to which the company achieves the following four goals over a three-year performance period: customer satisfaction; electric service power quality and reliability; generation plant availability; and net income. The three-year performance began on January 1, 2007 and ends on December 31, 2009.

2. Long-Term Incentive Award Goals.  Below is a brief description of the four goals used in the named executive officers’ 2007 equity incentive awards.

i. Customer Satisfaction.  The goal of customer satisfaction is measured by the average of customer satisfaction for residential, general business, and key customers scores comparable with the weighted average of the following: (1) the four-quarter ranking average of the Market Strategies study for Residential Customers; (2) the semiannual ranking average of the Market Strategies study for Business Customers; and (3) the annual ranking results from the 2007 TQS Research, Inc. National Key Accounts Benchmark study for key business customers. These ranking numbers are weighted by the annual revenue from each customer group that produces the annual ranking, and then averaged over the three years to get the three-year result.

ii. Electric Service Power Quality and Reliability.  The electric service power quality and reliability goal uses three standard industry measures: SAIDI (system average interruption duration index), SAIFI (system average sustained interruption frequency index) and MAIFI (momentary average interruption frequency index of events for the system). These three measures are calculated as three-year averages and then combined into a single number that is related to a threshold of 1.00, a target of 2.00 and a maximum of 3.00.

iii. Generation Plant Availability.  The generation plant availability goal is measured by the total number of hours in the year, less scheduled outage hours, less forced outage hours, divided by the total number of hours in the year. The actual availability of each plant is measured for the year and weighted based on megawatt output to arrive at a total percentage for the year. A three-year average excluding extraordinary outages (as determined by the Compensation and Human Resources Committee) is used to compare to threshold, target and maximum goals.

iv. Net Income.  The net income goal is measured by actual net income relative to budgeted net income. A 100% annual average for the three year performance period is the target; 80% is the threshold and 110% is the maximum.

Net income must be at least 70% of budgeted net income over the three-year performance period in order for any of the performance shares to vest.

3. Determination of Awards.  At the end of the three-year performance period, the Compensation Committee will meet to determine results with respect to each of the four goals described above. In accordance with the terms of the grants, in determining results relative to these measures the committee may disregard or offset the effect of extraordinary, unusual or non-recurring items.

Once results for each measure are determined, the results will be weighted to arrive at a final ratio. This ratio will be applied to the total number of performance shares granted to determine how many stock units will vest. Customer satisfaction and electric service power quality and reliability will be each weighted 20%, and generation plant availability and net income will each be weighted 30%.

The following table shows the threshold, target and maximum levels for the performance measures and the weightings that will be used in calculating the number of performance shares that vest:

		Performance
		Award as % of Target
		Threshold	Target	Maximum
Performance Goal	Weight	25%	100%	150%	Description

Overall Customer Satisfaction Rating (Percentile of Peer Group)	20.0%	50.0%	60.0%	90.0%	Average of customer satisfaction for residential, general business, and key customers scores comparable with the weighted average of the following:
					• 4 quarter ranking average of the MSI study for Residential Customers
					• 2 semiannual ranking average of the MSI study for Business Customers
					• Annual ranking results from the TQS study for Key Business Customers
					These ranking numbers are weighted by the annual revenue from each customer group that produces the annual ranking, and then averaged over the three years to get the three-year result.

Electric Service Power Quality & Reliability	20.0%	1.00	2.00	3.00	Measure Threshold = 1 Target = 2 Maximum =3
					SAIDI 90 85 80 SAIFI 1.20 1.10 1.00 MAIFI 5 4 3

Generation Plant Availability (% of total availability)	30.0%	73.6%	82.8%	92.0%	3 year average excluding extraordinary outages, target set annually.
					Scale: Maximum = 100%; Target = 90%; Threshold = 80%

Net Income (% of Budget)	30.0%	80.0%	100.0%	110.0%	Against budget set annually. (Net income must be at least 70% of budgeted income over the three-year performance period for any of the performance shares to vest.)

Each named executive officer will receive a number of dividend equivalent rights equal to the number of vested performance shares. Each dividend equivalent right represents the right to receive an amount equal to dividends paid on the number of shares of common stock equal to the number of the vested performance shares, which dividends have a record date between the date of the grant and the end of the performance period. Dividend equivalent rights will be settled exclusively in shares of common stock upon the settlement of the related vested performance shares. The number of shares payable with respect to the dividend equivalent rights will be calculated using the fair market value (as defined in the 2006 Stock Incentive Plan) of common stock as of the date the committee determines the number of vested performance shares.

Vesting of the performance shares and their related dividend equivalent rights generally requires that the officer continue to be employed by the company. However, if the officer’s employment is terminated due to retirement, death or disability before the normal vesting under the terms of the grant, a portion of the awards will vest at the end of the performance period. See the discussion of this issue in the section below entitled “— Termination and Change in Control Benefits.”

III.  Outstanding Equity Awards at 2007 Fiscal Year-End

The following table shows, for each named executive officer, the unvested performance shares and time restricted shares that were outstanding at the end of 2007. The market value reflects the closing price ($27.78) of the company’s common stock on December 31, 2007. Fiscal year 2007 was the second year that stock awards were granted under the 2006 Stock Incentive Plan.

	Stock Awards
	Number of	Market Value of	Equity Incentive Plan	Equity Incentive Plan
	Shares or Units	Shares or Units	Awards: Number of	Awards: Market Value of
	of Stock	Stock	Unearned Units	Unearned Units
	That Have	That Have	That Have	That Have
	Not Vested(1)	Not Vested(2)	Not Vested(3)	Not Vested(4)
Name	(#)	($)	(#)	($)

Peggy Y. Fowler	8,146	226,296	69,669	1,935,405
James J. Piro	2,137	59,366	18,273	507,624
Stephen M. Quennoz	1,228	34,114	10,506	291,857
Arleen N. Barnett	1,228	34,114	10,506	291,857
Stephen R. Hawke	1,228	34,114	10,506	291,857

(1)	Amounts in this column include the number of time restricted shares granted to the named executive officers in 2006. One-third of the shares vested in July of 2007. The other two thirds will vest in July of 2008 and 2009.

(2)	Amounts in this column reflect the value of time restricted shares granted in 2007, assuming a value of $27.78 per unit.

(3)	Amounts in this column include the number of performance shares granted to the named executive officers in 2006 and 2007, none of which had vested as of December 31, 2007. Vesting is dependent upon the achievement of certain performance goals as described above in the section entitled “— 2007 Grants of Plan-Based Awards — Equity Incentive Plan Awards.”

(4)	Amounts in this column reflect the value of performance shares granted in 2007, assuming a value of $27.78 per unit and performance at maximum levels.

IV.	Stock Units Vested

The following table shows, for each of the named executive officers, the number and aggregate value of restricted stock units and related dividend equivalent rights that vested during 2007.

	Number of Shares
	Acquired on
	Vesting of Restricted	Value Realized
Name	Stock Units (#)(1)	on Vesting ($)

Peggy Y. Fowler	4,207	$118,208
James J. Piro	1,103	$31,001
Stephen M. Quennoz	634	$17,814
Arleen N. Barnett	634	$17,814
Stephen R. Hawke	634	$17,814

(1)	The number of shares reported in this column includes 134 and 35 shares acquired with respect to dividend equivalent rights that vested for Ms. Fowler and Mr. Piro respectively, and 20 shares acquired with respect to dividend equivalent rights that vested for each of Messrs. Quennoz and Hawke and Ms. Barnett.

V.	Pension Benefits

The following table shows, for each of the named executive officers, the actuarial present value of the officer’s accumulated benefit under the company’s SERP, tax-qualified pension plan, and deferred compensation plans for management (the “1986 MDCP” and the “2005 MDCP”) as of December 31, 2007.

		Number of Years	Present Value of
		Credited Service	Accumulated Benefit
Name	Plan Name	(#)	($)

Peggy Y. Fowler	SERP	33.77	6,430,729
	Pension Plan	33.77	657,268
James J. Piro	Pension Plan	27.61	502,143
	1986 MDCP and 2005 MDCP	27.61	17,585
Stephen M. Quennoz	Pension Plan	16.95	334,998
	1986 MDCP and 2005 MDCP	16.95	60,282
Arleen N. Barnett	Pension Plan	29.33	511,299
	1986 MDCP and 2005 MDCP	29.33	50,903
Stephen R. Hawke	Pension Plan	34.33	511,554
	1986 MDCP and 2005 MDCP	34.33	141,039

A.	Supplemental Executive Retirement Plan.

The SERP provides for a retirement benefit up to 60% of Final Average Earnings, which is calculated as the highest earnings (based on base salary before any deferrals, plus annual cash incentive awards) for three consecutive years of earnings out of the last 10 years of employment. The annual benefit payable under the SERP equals 3% of Final Average Earnings for each of the first 15 years of service, plus 1.5% of Final Average Earnings for each of the next 10 years of service, less benefits received under our tax-qualified pension plan and other retirement or disability income received from the company. The SERP provides an unreduced benefit when the participant reaches age 65 or when the sum of the participant’s age and credited service totals 85 years. The SERP also provides a supplemental benefit if the executive retires before achieving eligibility for Social Security. The supplemental benefit is equal to the Social Security benefit that would be payable upon becoming eligible for Social Security and it continues until the earlier of the participant’s eligibility for Social Security or death. See the section below entitled “Termination and Change in Control Benefits” for additional information regarding the terms of the SERP.

Only senior officers who were designated as participants prior to June 25, 1997 are eligible to participate in the SERP. Ms. Fowler is the only active employee participant. Ms. Fowler is eligible for the full benefit. The benefit calculation shown in the table assumes her retirement at age 56.4 on December 31, 2007, a discount rate of 6.50% and mortality assumptions based on the RP-2000 Combined Healthy Mortality Table projected to 2010 using Scale AA.

B.	Pension Plan.

Participants in the pension plan earn benefits under the plan during each year of employment. Employees are vested in plan benefits after 5 years of service. After vesting, retirement may commence as early as age 55. Normal retirement age under the plan is 65. Early retirement income is available to participants after age 55, subject to reduction factors for each year prior to the normal retirement date. The basic retirement amount is 1.2% of Final Average Earnings for the first 30 years of service plus 0.5% of Final Average Earnings in excess of Social Security covered compensation, and .5% of Final Average Earnings for years of service in excess of the first 30 years. “Final Average Earnings” is defined as the highest consecutive 60 months of earnings (comprised of base pay paid, excluding reductions under a deferred compensation plan) during the last 120 months of employment. The normal form of payment if the participant does not have a spouse is a straight life annuity that makes periodic payments to the participant until his or her death, at which point the payments stop completely. The normal form of payment if the participant has a spouse is a contingent annuity, which makes full payments for the life of the participant and thereafter payments equal to 50% of the full payments to the spouse until the death of the spouse.

Pension plan calculations are based on several assumptions which are reviewed annually with PGE’s consulting actuaries and updated as appropriate. The benefit calculation shown in the table above assumes retirement at age 65, a discount rate of 6.50% and mortality assumptions based on the RP-2000 Combined Healthy Mortality Table projected to 2010 using Scale AA.

C.	Restoration of Pension Plan Benefits under Management Deferred Compensation Plans.

The 1986 MDCP and 2005 MDCP provide a defined benefit to compensate for pension plan benefits that are lower due to a participant’s salary deferrals. Such deferrals reduce the participant’s “Final Average Earnings,” on which pension plan benefits are based. The present value of the amount by which pension plan benefits are reduced due to salary deferrals is calculated as a lump sum at the participant’s termination of employment and added to the participant’s deferred compensation plan account balance. The aggregate present value of this benefit is reflected in the Pension Benefits table above. As annual deferrals increase or decrease, the change in the present value may be positive or negative. Changes in the present value of this benefit from December 31, 2006 to December 31, 2007 are reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

VI.	2007 Nonqualified Deferred Compensation

PGE offers an opportunity to its highly compensated employees to defer compensation under the Portland General Electric Company 2005 Management Deferred Compensation Plan, which we refer to as the 2005 MDCP. Prior to January 1, 2005 (the effective date of the 2005 MDCP), highly compensated employees were able to defer compensation under a prior plan adopted in 1986, which we refer to as the 1986 MDCP. The following table shows information regarding the contributions and balances of the named executive officers under those plans and the accompanying narrative describes material provisions of the plans.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
		Last FY(1)	Last FY(2)	Last FY(3)	Distributions	Last FYE(4)
Name	Plan	($)	($)	($)	($)	($)

Peggy Y. Fowler	1986 MDCP	$—	$—	$248,146	$—	$2,995,942
James J. Piro	2005 MDCP	$93,483	$978	$13,265	$—	$247,121
	1986 MDCP	$—	$—	$126,787	$—	$1,530,744
Stephen M. Quennoz	2005 MDCP	$154,980	$976	$27,811	$—	$497,477
	1986 MDCP	$—	$—	$230,844	$—	$2,787,058
Arleen N. Barnett	2005 MDCP	$22,384	$523	$3,374	$—	$66,561
	1986 MDCP	$—	$—	$47,177	$—	$569,582
Stephen R. Hawke	2005 MDCP	$57,103	$1,301	$9,301	$—	$176,817
	1986 MDCP	$—	$—	$103,148	$—	$1,245,335

(1)	Amounts in this column include salary and paid-time-off deferrals that are reflected in the “Salary” column, and bonus deferrals that are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Amounts in this column include a matching contribution by the company of 3% of the participant’s annual base salary deferred under this plan. These amounts are included in the Summary Compensation Table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

(3)	Amounts in this column are included in the Summary Compensation Table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” to the extent that the earnings are above-market.

(4)	Amounts in this column are reflected in the Summary Compensation Table under “Change in Pension Value and Non-qualified Deferred Compensation Earnings” only to the extent described in footnotes (1) to (3) above.

Employees who earn $125,000 or more per calendar year (adjusted for inflation) in combined base salary and annual bonus and meet certain other requirements are eligible to participate in the 2005 MDCP. The plan provides elective deferred compensation in excess of the limits on elective deferrals under qualified cash or deferred arrangements such as our 401(k) plan. Participants may defer up to 80% of their base salary and 100% of their cash incentive compensation or cancelled paid time off each calendar year. The company provides a 3% matching contribution for base salary deferred. The 2005 MDCP and 1986 MDCP also provide for payments to compensate participants for lower pension plan payments they may receive as a result of deferring the payment of income under the plans. See the section above entitled “— Pension Benefits — Restoration of Pension Plan Benefits under Management Deferred Compensation Plans.”

Amounts deferred under the 2005 MDCP accrue interest that is .5% higher than the annual yield on Moody’s Average Corporate Bond Yield Index. The 1986 Plan provides interest that is 3.0% higher than the same Moody’s index.

Under both plans, benefits attributable to each year are paid in one of the following forms, as elected by the participant in a payment election form filed each year: (1) a lump-sum payment at retirement; (2) monthly installments in equal payments of principal and interest over a period of up to 180 months; or (3) monthly installment payments over a period of up to 180 months, consisting of interest only payments for up to 120 months and principal and interest payments of the remaining account balance over the remaining period. If the participant is under 55 upon termination of employment, the restoration of pension benefits payment is made in a lump sum with the first monthly payment.

VII.  Termination and Change in Control Benefits

The following tables show the estimated present value of payments and other benefits that the named executive officers would be entitled to receive under the company’s plans and programs upon a termination of employment under various circumstances and following a change in control. The amounts shown assume that the effective date of termination or change in control is December 31, 2007. To the extent payments and benefits are generally available to salaried employees on a non-discriminatory basis they are excluded from the table.

Peggy Y. Fowler

			Involuntary			Termination
	Voluntary	Early	Not for Cause	Change in		Due to
Executive Benefits and	Termination	Retirement	Termination	Control	Death	Disability
Payments Upon Termination	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)

SERP(1)	$6,430,729	$6,430,729	$6,430,729		$2,182,371	$6,430,729
Deferred Compensation Plans(2)	$2,995,942	$2,995,942	$2,995,942	$119,838	$2,995,942	$2,995,942
Severance Pay Plan(3)			$628,308
Stock Incentive Plan(4)
Performance Shares(5)		$845,453			$845,453	$845,453
Time Restricted Shares(6)					$52,857	$52,857
Annual Cash Incentive Award(7)		$913,478			$913,478	$913,478
Outplacement Assistance Plan(8)			$8,000

Total	$9,426,671	$11,185,602	$10,062,979	$119,838	$6,990,101	$11,238,459

James J. Piro

			Involuntary			Termination
	Voluntary	Early	Not for Cause	Change in		Due to
Executive Benefits and	Termination	Retirement	Termination	Control	Death	Disability
Payments Upon Termination	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)

Deferred Compensation Plans(2)	$1,795,450	$1,795,450	$1,795,450	$61,230	$1,795,450	$1,795,450
Severance Pay Plan(3)			$329,616
Stock Incentive Plan(4)
Performance Shares(5)		$221,749			$221,749	$221,749
Time Restricted Shares(6)					$13,874	$13,874
Annual Cash Incentive Award(7)		$319,479			$319,479	$319,479
Outplacement Assistance Plan(8)			$8,000

Total	$1,795,450	$2,336,678	$2,133,066	$61,230	$2,350,552	$2,350,552

Stephen M. Quennoz

			Involuntary			Termination
	Voluntary	Early	Not for Cause	Change in		Due to
Executive Benefits and	Termination	Retirement	Termination	Control	Death	Disability
Payments Upon Termination	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)

Deferred Compensation Plans(2)	$3,344,817	$3,344,817	$3,344,817	$111,482	$3,344,817	$3,344,817
Severance Pay Plan(3)			$219,192
Stock Incentive Plan(4)
Performance Shares(5)		$127,489			$127,489	$127,489
Time Restricted Shares(6)					$12,524	$12,524
Annual Cash Incentive Award(7)		$191,206			$191,206	$191,206
Outplacement Assistance Plan(8)			$8,000

Total	$3,344,817	$3,663,512	$3,572,009	$111,482	$3,676,036	$3,676,036

Arleen N. Barnett

			Involuntary			Termination
	Voluntary	Early	Not for Cause	Change in		Due to
Executive Benefits and	Termination	Retirement	Termination	Control	Death	Disability
Payments Upon Termination	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)

Deferred Compensation Plans(2)	$687,046	$687,046	$687,046	$22,783	$687,046	$687,046
Severance Pay Plan(3)			$219,192
Stock Incentive Plan(4)
Performance Shares(5)		$127,489			$127,489	$127,489
Time Restricted Shares(6)					$7,968	$7,968
Annual Cash Incentive Award(7)		$191,206			$191,206	$191,206
Outplacement Assistance Plan(8)			$8,000

Total	$687,046	$1,005,741	$914,238	$22,783	$1,013,709	$1,013,709

Stephen R. Hawke

			Involuntary			Termination
	Voluntary	Early	Not for Cause	Change in		Due to
Executive Benefits and	Termination	Retirement	Termination	Control	Death	Disability
Payments Upon Termination	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)	(on 12/31/07)

Deferred Compensation Plans(2)	$1,563,191	$1,563,191	$1,563,191	$49,813	$1,563,191	$1,563,191
Severance Pay Plan(3)			$219,192
Stock Incentive Plan(4)
Performance Shares(5)		$127,489			$127,489	$127,489
Time Restricted Shares(6)					$7,968	$7,968
Annual Cash Incentive Award(7)		$191,206			$191,206	$191,206
Outplacement Assistance Plan(8)			$8,000

Total	$1,563,191	$1,881,886	$1,790,383	$49,813	$1,889,854	$1,889,854

(1)	The amounts in the “Voluntary Termination,” “Early Retirement,” “Involuntary Not for Cause Termination” and “Termination due to Disability” columns assume payment commencement at December 31, 2007 and include a Social Security supplement of $19,932 per year until Ms. Fowler reaches age 62. These figures assume a discount rate of 6.50% and mortality assumptions based on the RP-2000 Combined Healthy Mortality Table projected to 2010 using Scale AA. The amount in the “Death” column is 50% of Ms. Fowler’s annual amount less the Social Security supplement. Ms Fowler’s annual benefit would be $495,653 and the annual benefit for her spouse in the event of her death before retirement would be $233,243.

(2)	In the event of a Change of Control, as defined in the 1986 MDCP, participants are eligible to take an accelerated distribution of their account balances at a reduced forfeiture rate. See the section below entitled “Management Deferred Compensation Plans — Effect of Change in Control” for additional information. The amount shown in the “Change in Control” column reflects the reduced forfeiture of balances, assuming a change in control occurred on December 31, 2007 and the officer elected to take an early distribution of 100% of his or her 1986 MDCP account balance as of that date. For “Voluntary Termination,” “Early Retirement,” “Involuntary Not for Cause Termination,” “Death” and “Termination Due to Disability” under the company’s deferred compensation plans, amounts shown reflect the value of the named executive officers’ account balances. Excluding the pension makeup amount (discussed above under “— Pension Benefits — Restoration of Pension Plan Benefits under Management Deferred Compensation Plans”) the deferred compensation plan payments would be paid as shown below:

Peggy Y. Fowler	$356,530 annually, paid in equal installments over 180 months
James J. Piro	$318,743 ($26,562 per month for the first 36 months and $19,038 per month for the next 84 months)
Stephen M. Quennoz	$383,100 annually, paid in equal installments over 180 months
Arleen N. Barnett	$185,922 ($130,872 for the first month and $5,005 for the following 179 months)
Stephen R. Hawke	$166,479 annually, paid in equal installments over 180 months

The pension makeup amount is paid over 10 years, unless it is $10,000 or less, in which case it is paid in a lump sum.

(3)	The amounts shown in the “Involuntary Not for Cause Termination” column assumes 12 months of pay at 2007 salary levels.

(4)	See also the discussion below in the section entitled “2006 Stock Incentive Plan” for a description of the Compensation and Human Resources Committee’s discretionary authority in the event of a change in control under the Company’s 2006 Stock Incentive Plan.

(5)	Amounts in this row constitute the value of performance shares that would vest assuming performance at 131% of target performance for the 2007 grants and 128% of target performance for the 2006 grant. See the section above entitled “— 2007 Grants of Plan-Based Awards” for a discussion of the performance targets. The value shown reflects the closing price of PGE common stock as of December 31, 2007 ($27.78).

(6)	Amounts in this row constitute the value of time restricted shares that vest on an accelerated schedule. The value shown reflects the closing price of PGE common stock as of December 31, 2007 ($27.78).

(7)	Under the Company’s 2006 Annual Cash Incentive Master Plan, participants are entitled to a pro rata share of their awards based on the number of months and days that the participant was employed during the plan year. Amounts in this row are the same as actual 2007 bonuses, because the plan year ended on December 31. Had the termination events occurred earlier in the year, the executives would have been entitled to only a portion of their awards.

(8)	Reflects the value of outplacement assistance consulting services provided, assuming that the executive is granted six months of outplacement assistance, at a value of $5,000 for the first three months and $3,000 for an additional three months.

A.	Supplemental Executive Retirement Plan.

A participant in the SERP is eligible to receive benefits under the plan when he or she retires or is separated from service for reasons other than retirement. Benefits are also payable to the participant’s surviving spouse or dependent in the event the participant dies before retirement. SERP benefits are paid as a straight life annuity for the life of the participant and an annuity of 50% of that amount continuing to the participant’s spouse for the life of the surviving spouse.

1. Basic Retirement Benefit.  The “Basic Retirement Benefit” payable under the SERP is:

•	An “Annual Supplemental Benefit” equal to 3% of the participant’s Final Average Earnings for each of the first 15 years of service, plus 1.5% of Final Average Earnings for each of the next 10 years of credited service; less

•	The amount of benefit that would be paid from the tax-qualified pension plan, assuming the compensation used to calculate the pension plan benefit includes amounts deferred under deferred compensation plans; less

•	Any other retirement income received from the company, including income continuance, severance payments, other defined benefit retirement payments or payments under a long-term disability plan.

“Final Average Earnings” is defined in the plan as the highest average of any three consecutive years’ earnings (consisting of total annual base salary and annual cash incentive awards) during the final 10 years of employment, before any reductions pursuant to voluntary deferrals by the employee under company-sponsored plans.

Under this formula, a participant is able to receive up to 60% of Final Average Earnings under the SERP and pension plan combined.

Participants are eligible for the Basic Retirement Benefit if they retire after reaching age 65.

2. Early Retirement Benefit.  Participants are eligible for early retirement benefits under the SERP if they retire after reaching age 55 (but before normal retirement age) and have completed at least five years of service. Participants are entitled to the Basic Retirement Benefit, reduced by seven-twelfths of one percent for each month by which the date of benefit commencement precedes the earlier of (1) the month following the date the participant turns 62 or (2) the earliest date when the sum of the participant’s age and credited service totals 85. Since Ms. Fowler has reached age 55 and has more than 30 years of service with the company, she is eligible for an unreduced benefit under this formula. In addition, if the participant is not yet eligible for Social Security, he or she receives an amount equal to the Social Security benefit that would be payable upon becoming eligible for Social Security. This Social Security supplement continues only until earlier of the participant’s eligibility for Social Security or death.

3. Disability Retirement.  Participants who retire after completing at least two years of service and suffering from a disability for at least six months, are eligible to receive the Basic Retirement Benefit. “Disability” for this purpose means “the inability of a participant to perform with reasonable continuity the material duties of any gainful occupation for which the participant is reasonably fitted by education, training and experience.” Disability benefits terminate if the participant recovers from the disability, dies or retires under the pension plan.

4. Not For Cause Termination Benefit.  The annual benefit payable at a date of separation from service for reasons other than retirement or disability equals the Annual Supplemental Benefit described above, reduced by seven-twelfths of one percent for each month by which the date of benefit commencement precedes the earlier of (1) the month following the date the participant turns 62 or (2) the earliest date when the sum of the participant’s age and credited service totals 85. The participant forfeits any benefits under the SERP if the participant is discharged for cause, as determined by the Compensation and Human Resources Committee; performs services for an organization where there is a conflict of interest which is adverse to the company’s interest, as determined by the Compensation and Human Resources Committee; or voluntarily terminates employment without providing for transition, in disregard of the company’s best interests, as determined by the Compensation and Human Resources Committee. “Cause” for this purpose means: (1) final conviction for (or, without limitation, confession, plea bargain, plea of nolo contendere to or similar disposition in a court of law regarding) a felony connected with or related to or which affects the performance of a participant’s obligations as an employee; (2) perpetration of fraud against or affecting the company; or (3) misfeasance or malfeasance in connection with a participant’s employment with the company.

5. Pre-Retirement Survivor Benefit.  If a participant dies before retirement, the participant’s surviving spouse or dependent is eligible to receive 50% of the Annual Supplemental Benefit, as described above, based on Final Average Earnings at the time of death, but assuming credited service continued to accrue until normal retirement date (age 65).

B.	Executive Severance Plan.

Under the Severance Pay Plan for Executive Employees, executives are eligible for severance pay if they are involuntarily terminated as a result of corporate, departmental, or work group reorganization or similar business circumstances. Severance benefits are determined based on years of service and are paid in a lump sum within 60 days of termination of employment. The following table shows the amount of the severance benefits:

Years of Service	Severance Benefit

Up to 2 years of service	13 weeks of base pay
2 years of service, but less than 3 years	26 weeks of base pay
3 years of service, but less than 4 years	39 weeks of base pay
4 or more years of service	52 weeks of base pay

Severance benefits are reduced by the amount of any benefits received under the provisions of the Federal Worker Adjustment and Retraining Notification Act.

C.	Management Deferred Compensation Plan — Effect of Change in Control.

The 1986 MDCP allows participants to elect an accelerated distribution of all or a portion of their accounts, which results in a forfeiture of a portion of the distributed amounts. Following a change of control only 6% of the distribution is forfeited, rather than the 10% forfeiture normally provided for under the plan. “Change of Control” is defined in the 1986 MDCP as an occurrence in which: (1) a person or entity becomes the beneficial owner of securities representing 30% or more of the voting power of the company’s outstanding voting securities, or (2) during any period of two consecutive years, individuals who at the beginning of the period constituted the board, and any new director whose election by the board or nomination for election by the company’s stockholders was approved by at least two-thirds of the directors in office who either were directors as of the beginning of the period or whose election or nomination was previously so approved, cease to constitute at least a majority of the board.

D.	Annual Cash Incentive Plan.

Under the terms of the company’s 2006 Annual Cash Incentive Master Plan, if a participant’s employment terminates due to the participant’s death, disability, or retirement, we will pay an award to the participant or the participant’s estate when awards are payable generally to other participants under the plan. The amount of the award will be prorated as necessary to reflect the number of full and partial months during the year in which the participant was employed. For the purposes of this provision, “retirement” means a participant’s termination of employment after meeting the requirements for retirement under the pension plan.

E.	2006 Stock Incentive Plan.

1. Compensation and Human Resources Committee Discretion in Event of Change in Control.  Under the terms of the 2006 Stock Incentive Plan, in the event of a change in control of the company or a significant change in the business condition or strategy of the company, the Compensation and Human Resources Committee may decide to accelerate distribution of stock awards, provide payment to the participant of cash or other property equal to the fair market value of the award, adjust the terms of the award, cause the award to be assumed, or make other adjustments to awards as the committee considers equitable to the participant and also in the best interest of the company and its shareholders.

2. Vesting of Restricted Stock Units.  The restricted stock unit award agreements with the named executive officers provide for vesting of both the performance shares and time restricted shares in the event the officers’ employment is terminated for certain reasons. In the case of the time restricted shares, a pro rata portion of an officer’s restricted stock units and associated dividend equivalent rights automatically vest if the officer’s employment is terminated because of death or disability. The number of units that vest is a function of the amount of time the officer was employed over the three-year vesting period. Performance shares and associated dividend equivalent rights also vest in the event an officer’s employment is terminated due to death, disability or retirement. The number of units that vest is determined at the end of the performance period by multiplying the performance percentage by the number of performance shares originally granted by the percentage of the performance period that the officer was actively employed. The remaining performance shares are forfeited.

F.	Outplacement Assistance Plan.

The company maintains the Portland General Electric Company Outplacement Assistance Plan to cover the cost of outplacement assistance for employees who lose their jobs as a result of corporate, departmental or work group reorganization, including the elimination of a position, or similar business circumstances. Eligible management employees, including officers, are offered the services of an outside outplacement consultant for three to six months, with the exact length of the services determined by the Compensation and Human Resources Committee.

Additional Information

Shareholder Proposals for the 2009 Annual Meeting of Shareholders

We plan to hold our 2009 annual meeting of shareholders on May 13, 2009. If you wish to submit a proposal to be considered for inclusion in our proxy materials for the 2009 annual meeting of shareholders, the proposal must be in proper form as required by Rule 14a-8 of the Exchange Act, and our Corporate Secretary must receive the proposal by November 24, 2008. In addition, under our bylaws, all proposals to be presented at the annual meeting must be received at our principal executive offices by January 7, 2009. After November 24, 2008, and up to January 7, 2009, a shareholder may submit a proposal to be presented at the annual meeting, but it will not be included in our proxy statement or form of proxy relating to the 2009 annual meeting.

Shareholder proposals should be addressed to Portland General Electric Company, Attention: Corporate Secretary at 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204. We recommend that shareholders submitting proposals use certified mail, return receipt requested, in order to provide proof of timely receipt. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including the conditions established by the Securities and Exchange Commission.

Communications with the Board of Directors

Shareholders and other interested parties may submit written communications to members of the Board of Directors, including the lead independent director (who is the Chairman of the board except in the event that the

Chairman is not an independent director), board committees, or the non-management directors as a group. Communications may include the reporting of concerns related to governance, corporate conduct, business ethics, financial practices, legal issues and accounting or audit matters. Communications should be in writing and addressed to the Board of Directors, or any individual director or group or committee of directors by either name or title, and should be sent in care of:

Portland General Electric Company
Care of: Corporate Secretary
121 SW Salmon Street, 1WTC1301
Portland, Oregon 97204

Appendix A

Portland General Electric Company
2006 Stock Incentive Plan

PORTLAND GENERAL ELECTRIC COMPANY

2006 STOCK INCENTIVE PLAN

Effective as of March 31, 2006
(As Amended and Restated October 24, 2007)

PORTLAND GENERAL ELECTRIC COMPANY
2006 STOCK INCENTIVE PLAN
(As Amended and Restated October 24, 2007)

1. Purpose.  The Portland General Electric Company 2006 Stock Incentive Plan, as amended and restated (the “Plan”) is intended to provide incentives which will attract, retain and motivate highly competent persons as officers, directors and key employees of Portland General Electric Company (the “Company”) and its subsidiaries and Affiliates, by providing them with appropriate incentives and rewards in the form of rights to earn shares of the common stock of the Company (“Common Stock”) and cash equivalents.

2. Definitions.  A listing of the defined terms utilized in the Plan is set forth in Appendix A.

3. Effective Date of Plan.  The Plan is effective on March 31, 2006.

4. Administration.

(a) Committee.  The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board of Directors”) from among its members (which may be the Compensation and Human Resources Committee) and shall be comprised, solely of not less than two (2) members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) Authority.  The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and, in its sole discretion, to make such determinations, valuations and interpretations and to take such action in connection with the Plan and any Awards (as hereinafter defined) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

(c) Indemnification.  No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated, except in circumstances involving his or her bad faith or willful misconduct. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, or of a subsidiary or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct. For purposes of this Plan, “Affiliate(s) “ means any entity that controls, is controlled by or is under common control with the Company; provided, however, that neither the Disputed Claims Reserve, the Disputed Claims Overseers, the Plan Administrator nor the Disbursing Agent, as those terms are defined in Fifth Amended Joint Plan of Affiliated Debtors In Re Enron Corp. et al., shall be an Affiliate.

(d) Delegation and Advisers.  The Committee may delegate to one or more of its members, or to one or more employees or agents, such duties and authorities as it may deem advisable including the authority to make grants as permitted by applicable law, the rules of the Securities and Exchange Commission (the “SEC”) and any requirements of the New York Stock Exchange (the “NYSE”), and the Committee, or any person to whom it has delegated duties or authorities as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or Affiliate whose employees have benefited from the Plan, as determined by the Committee.

5. Type of Awards.  Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, and (d) Stock Units (each as described below, and collectively, the “Awards”). Awards may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 13 hereof.

6. Participants.  Participants will consist of (i) such officers and key employees of the Company and its subsidiaries and Affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan and (ii) each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Awards.

7.	Grant Agreements.

(a) Awards granted under the Plan shall be evidenced by an agreement (“Grant Agreement”) that shall provide such terms and conditions, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such Grant Agreement, the provisions of the Plan shall prevail.

(b) The Grant Agreement will determine the effect on an Award of the disability, death, retirement, involuntary termination, termination for cause or other termination of employment or service of a participant and the extent to which, and the period during which, the participant’s legal representative, guardian or beneficiary may receive payment of an Award or exercise rights thereunder. If the relevant Grant Agreement does not provide otherwise, however, the following default rules shall apply:

(i) vested Stock Option and Stock Appreciation Rights held by a participant shall be exercisable for a period of 90 days following the date the participant ceases to be an employee or director of the Company, its subsidiaries and Affiliates;

(ii) unvested Stock Option, Stock Appreciation Rights, Restricted Stock Awards and Stock Units held by a participant shall be forfeited on the date the participant ceases to be an employee or director of the Company, its subsidiaries and Affiliates.

(c) Subject to Section 13(e), the Committee, in its sole discretion, may modify a Grant Agreement, provided any such modification will not materially adversely affect the economic interests of the participant unless the Committee shall have obtained the written consent of the participant. Notwithstanding the foregoing, the Committee shall not reduce the exercise price of a Stock Option or Stock Appreciation Right (other than under Section 15) without the approval of the Company’s shareholders.

(d) Grant Agreements under the Plan need not be identical.

8.	Stock Options.

(a) Generally.  At any time, the Committee may grant, in its discretion, awards of stock options that will enable the holder to purchase a number of shares of Common Stock from the Company, at set terms (a “Stock Option”). Stock Options may be incentive stock options (“Incentive Stock Options”), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). The Committee will have the authority to grant to any participant one or more Incentive Stock Options and/or Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions, including vesting, consistent with the Plan as the Committee may provide in the Grant Agreement, subject to the following limitations:

(b) Exercise Price.  Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine in the Grant Agreement, but such exercise price may not be less than “Fair Market Value” (as defined in Section 8(g) below) on the date the Stock Option is granted, except as provided in Section 11(c).

(c) Payment of Exercise Price.  The option exercise price may be paid in cash or, in the discretion of the Committee and in accordance with any requirements established by the Committee, by the delivery of shares of

Common Stock of the Company then owned by the participant. In the discretion of the Committee and in accordance with any requirements established by the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.

(d) Exercise Period.  Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee in the Grant Agreement.

(e) Limitations on Incentive Stock Options.  Incentive Stock Options may be granted only to participants who are employees of the Company or of a “Parent Corporation” or “Subsidiary Corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) at the date of grant. The aggregate “Fair Market Value” (as defined and determined as of the time the Stock Option is granted in accordance with Section 8(g) below) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted.

(f) Additional Limitations on Incentive Stock Options for Ten Percent Shareholders.  Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.

(g) Fair Market Value.  For purposes of this Plan and any Awards granted hereunder, “Fair Market Value” shall be the closing price of the Common Stock on the relevant date (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradable on a national securities exchange or other market system, and if the Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock.

9.	Stock Appreciation Rights.

(a) Generally.  At any time, the Committee may, in its discretion, grant stock appreciation rights with respect to Common Stock (“Stock Appreciation Rights”), including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash or in Common Stock of an amount equal to the excess of (i) the Fair Market Value of a share of Common Stock on the date the right is exercised over (ii) the Fair Market Value of a share of Common Stock on the date the right is granted, all as determined by the Committee. Each Stock Appreciation Right shall be subject to such terms and conditions, including vesting, as the Committee shall impose in the Grant Agreement.

(b) Exercise Period.  Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee in the Grant Agreement.

10.	Restricted Stock Awards.

(a) Generally.  At any time, the Committee may, in its discretion, grant Awards of Common Stock, subject to restrictions determined by the Committee (a “Restricted Stock Award”). Such Awards may include mandatory payment of any bonus in stock consisting of Common Stock issued or transferred to participants with or without other payments therefor and may be made in consideration of services rendered to the Company or its subsidiaries or Affiliates. A Restricted Stock Award shall be construed as an offer by the Company to the participant to purchase the number of shares of Common Stock subject to the Restricted Stock Award at the purchase price, if any, established therefore.

(b) Payment of the Purchase Price.  If the Restricted Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Restricted Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option.

(c) Restrictions.  Restricted Stock Awards shall be subject to such terms and conditions, including without limitation time based vesting and/or performance based vesting, restrictions on the sale or other disposition of such shares, and/or the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, as the Committee determines appropriate. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

(d) Rights as a Shareholder.  The Restricted Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

11.	Common Stock Available Under the Plan.

(a) Basic Limitations.  The aggregate number of shares of Common Stock that may be subject to Awards shall be 4,687,500, subject to any adjustments made in accordance with Section 15 hereof. The maximum number of shares of Common Stock that may be:

(i) the subject of an Award with respect to any individual participant under the Plan during the term of the Plan shall not exceed 2,000,000 (subject to adjustments made in accordance with Section 15 hereof);

(ii) covered by Awards issued under the Plan during a year shall be limited during the first calendar year of the Plan to 1,250,000 and during any year thereafter to 1% of the Company’s outstanding Common Stock at the beginning such year; and

(iii) issued pursuant to Incentive Stock Options awarded under the Plan shall be 1,000,000.

(b) Additional Shares.  Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, or any shares of Common Stock subject to Restricted Stock Awards or Stock Units which are forfeited, and any shares delivered to the Company as part or full payment for an Award or, to the extent the Committee determines that the availability of Incentive Stock Options under the Plan will not be compromised, to satisfy the Company’s withholding obligation with respect to an Award granted under this Plan as payment of a withholding obligation, shall again be available for Awards under the Plan under 11(a). The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Awards may be granted to any individual participant under the Plan.

(c) Acquisitions.  In connection with the acquisition of any business by the Company or any of its subsidiaries or Affiliates, any outstanding grants or awards of options, restricted stock or other equity-based compensation pertaining to such business may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee determines, including granting of Stock Options or Stock Appreciation Rights with an exercise price below Fair Market Value at the date of the replacement grant.

12.	Stock Units.

(a) Generally.  The Committee may, in its discretion, grant “Stock Units” (as defined in subsection (c) below) to participants hereunder. Stock Units may be subject to such terms and conditions, including time based vesting and/or performance based vesting, as the Committee determines appropriate. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the Grant Agreement shall specify. Shares of Common Stock issued pursuant to this Section 12 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection (c) below).

(b) Settlement of Stock Units.  Shares of Common Stock representing the Stock Units shall be distributed to the participant upon settlement of the Award pursuant to the Grant Agreement.

(c) Definitions.  A “Stock Unit” means a notional account representing one (1) share of Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units, in the discretion of the Committee.

13.	Performance-Based Awards.

(a) Generally.  Any Award granted under the Plan may be granted in a manner such that the Award qualifies for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the vesting and/or payment of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units, or the Company as a whole.

(b) Business Criteria.  The business criteria shall be as follows, individually or in combination: (1) net earnings; (2) earnings per share; (3) net sales growth; (4) market share; (5) operating profit; (6) earnings before interest and taxes (EBIT); (7) earnings before interest, taxes, depreciation and amortization (EBITDA); (8) gross margin; (9) expense targets; (10) working capital targets relating to inventory and/or accounts receivable; (11) operating margin; (12) return on equity; (13) return on assets; (14) planning accuracy (as measured by comparing planned results to actual results); (15) market price per share; (16) total return to stockholders; (17) cash flow and/or cash flow return on equity; (18) recurring after-tax net income; (19) gross revenues; (20) return on invested capital; (21) safety; (22) cost management; (23) productivity ratios; (24) operating efficiency; (25) accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions; (26) bond ratings; (27) economic value added; (28) book value per share; (29) strategic initiatives; (30) employee satisfaction; (31) cash management or asset management metrics; (32) regulatory performance; (33) dividend yield; (34) dividend payout ratio; (35) pre-tax interest coverage; (36) P/E ratio; (37) capitalization targets; (38) customer value/satisfaction; (39) inventory; (40) inventory turns; (41) availability and/or reliability of generation; (42) outage duration; (43) outage frequency; (44) trading floor earnings; (45) budget-to-actual performance; (46) customer growth; (47) funds from operations; (48) interest coverage; (49) funds from operations/average total debt; (50) funds from operations/capital expenditures; (51) total debt/total capital; (52) electric service power quality and reliability, (53) resolution and/or settlement of litigation and other legal proceedings and (54) total equity/ total capital. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

(c) Establishment of Performance Goals.  With respect to Performance-Based Awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the portion of an Award that vests or the number of shares to be delivered to a participant under an Award if such performance goals are obtained, and (ii) the individual employees or class of employees to which such performance goals shall apply, in each case no later than ninety (90) days after the commencement of the applicable performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed).

(d) Certification of Performance.  No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

(e) Modification of Performance-Based Awards.  Subject to Section 15(b), with respect to any Awards intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder upon the attainment of such performance goal (in accordance with the requirements of Section 162(m) of the Code and the regulations thereunder). Notwithstanding the preceding sentence, (i) the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal, and (ii) the Committee shall disregard or offset the effect of “Extraordinary Items” in determining the attainment of performance goals. For this purpose, “Extraordinary Items” means extraordinary, unusual and/or non-recurring items, including but not limited to, (i) regulatory disallowances or other adjustments, (ii) restructuring or restructuring-related charges, (iii) gains or losses on the disposition of a business or major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution and/or settlement of litigation and other legal proceedings or (vi) the effect of a merger or acquisition.

14. Foreign Laws.  The Committee may grant Awards to individual participants who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 14 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

15.	Adjustment Provisions.

(a) Adjustment Generally.  If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividends or other changes in capital structure, an adjustment shall be made as provided below in (b) to each outstanding Award.

(b) Modification of Awards.  In the event of any change or distribution described in subsection (a) above, the Committee shall appropriately adjust the number of shares of Common Stock which may be issued pursuant to the Plan, the other limits on Common Stock issuable under the Plan under Section 11, and the number of shares covered by, and the exercise price of, each outstanding Award; provided, however, that any such adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award.

(c) Notwithstanding the above, no adjustment to a Stock Option or Stock Appreciation Right shall be made under this Section 15 in a manner that will be treated under Section 409A of the Code as the grant of a new Stock Option or Stock Appreciation Right.

16. Nontransferability, Title and Other Restrictions.  Except as otherwise specifically provided by the Committee in a Grant Agreement or modification of a Grant Agreement that provides for transfer, each Award granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Award granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in the Grant Agreement at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution.

17.	Acceleration of Awards.

(a) In order to preserve a participant’s rights under an Award in the event of a Change in Control of the Company or in the event of a fundamental change in the business condition or strategy of the Company, the Committee, in its sole discretion, may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the participant of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon such event, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect such event, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other adjustments in the Award as the Committee may consider equitable to the participant and in the best interests of the Company. Further, any Award shall be subject to such conditions as necessary to comply with federal and state securities laws, the performance based exception of Section 162(m) of the Code, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan.

(b) A “Change in Control” shall be mean any of the following events:

(i) Any person (as such term is used in Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as determined pursuant to Rule 14d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company’s then outstanding voting securities; or

(ii) During any period of two (2) consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the members of the Board of Directors and any new director whose election to the Board of Directors or nomination for election to the Board of Directors by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; or

(iii) The Company shall merge with or consolidate into any other corporation or entity, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding any of the foregoing, the issuance of shares to or the distribution of shares from the “Disputed Claims Reserve” pursuant to the Fifth Amended Joint Plan of Affiliated Debtors In Re Enron Corp. et al. shall not constitute a Change in Control.

(c) Notwithstanding the above, this Section 17 shall not apply to any Award made under the Plan that is subject to Section 409A of the Code to the extent that its application would result in a modification to either the time or form of payment or distribution of such Award as provided for under the terms of the Plan or a Grant Agreement.

18. Withholding.  All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation or entity that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation or entity shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at minimum statutory withholding rates.

19. Employment.  A participant’s right, if any, to continue to serve the Company or any of its subsidiaries or Affiliates as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

20. Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21. No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22. Duration, Amendment and Termination.  No Award shall be granted more than ten (10) years after the effective date of the Plan. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the stockholders of the Company if such approval is required under the Code, the rules of a stock exchange, or any other applicable laws or regulations.

23. Award Deferrals.  Participants may elect to defer receipt of shares of Common Stock or amounts payable under an Award in accordance with procedures established by the Committee.

24. Effect of Code Section 409A.  To the extent that any Award under this plan is or may be considered to involve a nonqualified deferred compensation plan or deferral subject to Section 409A of the Code, the terms and administration of such Award shall comply with the provisions of such Section, applicable IRS guidance and good faith reasonable interpretations thereof and, to the extent necessary, shall be modified, replaced, or terminated in the discretion of the Committee.

25. Compliance with Securities Laws.  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

26. Governing Law.  This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the state of Oregon.

Executed as of the 25th day of October, 2007.

PORTLAND GENERAL ELECTRIC COMPANY

By: /s/ Arleen Barnett
Name:     Arleen Barnett

Title:	Vice President, Administration

Appendix A

Index of Defined Terms

Section
Term	Where Defined

Affiliate(s)	4(c)
Awards	5
Board of Directors	4(a)
Change in Control	17(b)
Code	4(a)
Committee	4(a)
Common Stock	1
Company	1
Dividend Equivalent Right	12(c)
Exchange Act	4(a)
Fair Market Value	8(g)
Grant Agreement	7(a)
Incentive Stock Options	8(a)
Nonqualified Stock Options	8(a)
Parent Corporation	8(e)
Performance-Based Awards	13(a)
Plan	1
Restricted Stock Award	10(a)
Stock Appreciation Rights	9(a)
Stock Option	8(a)
Stock Unit	12(c)
Subsidiary Corporation	8(e)

Appendix B

Portland General Electric Company
2008 Annual Cash Incentive Master Plan for Executive Officers

PORTLAND GENERAL ELECTRIC COMPANY

2008 ANNUAL CASH INCENTIVE MASTER PLAN

FOR EXECUTIVE OFFICERS

PORTLAND GENERAL ELECTRIC COMPANY
2008 ANNUAL CASH INCENTIVE MASTER PLAN
FOR EXECUTIVE OFFICERS

Section 1  Purpose

The purpose of the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers is to recognize and reward executive officers of the Company for achieving individual, department and/or corporate goals and objectives.

Section 2  Definitions

2.1	“Affiliate” means any entity that controls, is controlled by or is under common control with the Company.

2.2	“Annual Incentive Program” means the terms and conditions pursuant to which a Participant may receive an Award under the Plan in a particular Award Year based upon achievement of pre-established performance goals and/or assessment of individual contribution.

2.3	“Award” means a contingent right to receive cash at the end of an Award Year.

2.4	“Award Year” means any fiscal year of the Company for which the Company adopts an Annual Incentive Program under this Plan.

2.5	“Board” means the Board of Directors of the Company.

2.6	“Code” means the Internal Revenue Code of 1986, as amended.

2.7	“Company” means Portland General Electric Company.

2.8	“Committee” means the Compensation and Human Resources Committee of the Board.

2.9	“Covered Executive” means an Employee who (i) would be treated as a “covered employee” under Code section 162(m), (ii) holds a position with the Company at the level of vice president or above, or (iii) would be treated as an executive officer of the Company under applicable SEC reporting rules.

2.10	“Disability” means a disability under the Company’s long-term disability program, or if no such program exists, a disability as determined by the Committee.

2.11	“Employee” means any employee of the Company or an Affiliate, excluding any person characterized on the Company’s or an Affiliate’s payroll records as a temporary or contract employee.

2.12	“Participant” means a Covered Executive selected to participate in the Annual Incentive Program for an Award Year.

2.13	“Plan” means the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers as set forth herein, as amended from time to time.

2.14	“Retirement” means a Participant’s termination of employment after meeting the requirements for retirement under the Company’s qualified pension plan.

Section 3  Administration

3.1.  Duties.  The Committee shall be responsible for the administration of the Plan according to the terms and provisions hereof and shall have the sole discretionary authority and all powers necessary to accomplish these purposes, including without limitation, the right, power, authority and duty to:

(a) make rules, regulations and procedures for the administration of the Plan which are not inconsistent with the terms and provisions hereof;

(b) construe and interpret all terms, provisions, conditions and limitations of the Plan; and

(c) correct any defect, supply any omission, construe any ambiguous or uncertain provisions, or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect.

All decisions, determinations, and interpretations of the Committee will be final and binding.

3.2.  Liability.  No member of the Board, officer of the Company, or designee of any thereof shall be personally liable for any action, failure to act, determination, or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

Section 4    Eligibility and Participation

4.1.  Selection of Participants.  The Committee will select the Employees who will participate in the Annual Incentive Program for an Award Year at the beginning of each Award Year, in its discretion. To the extent the Committee deems it appropriate during an Award Year, the Committee may designate additional Participants to participate in the Annual Incentive Program for the Award Year. Participants must be current Covered Executives who have a direct, significant, and measurable impact on the attainment of the Company’s goals and objectives. The Committee or its delegate will notify Participants of their selection in writing. The Committee will not be bound to select individuals who have been Participants in prior Award Years.

4.2.  Persons Ineligible.  Members of the Board who are not Employees are not eligible to participate in the Plan.

4.3.  Participation in Other Annual Incentive Plans.  Participants in an Annual Incentive Program for an Award Year are not eligible to participate in any other annual incentive plan of the Company for such Award Year without the specific approval of the Committee.

Section 5  Establishment and Calculation of Awards

5.1.  Establishment of Annual Incentive Program.  At the beginning of an Award Year, the Committee will establish in writing the material terms and conditions applicable to the Annual Incentive Program, including, without limitation, the relevant performance goals, Award amounts payable based on the extent to which the performance goals are met, and the potential effect of individual Participant contributions during the Award Year, for the Employees selected to participate in the Annual Incentive Program for the Award Year.

5.2.  Determination at Year End.  Following the end of each Award Year the Committee shall determine the extent to which performance goals were met for the Award Year for each Participant. In making such determination, the Committee may include or exclude the impact of any nonrecurring, unusual events that occur during the Award Year including without limitation (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws and other laws, accounting principles, or provisions affecting reported results; (iv) any reorganization or restructuring programs; (v) extraordinary, nonrecurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses.

5.3.  Calculating Award Amounts.  The Committee shall calculate the Award amounts payable at the end of an Award Year for each Participant based on the extent to which the relevant performance goals were achieved during the Award Year. The Committee, in its discretion, may further adjust an Award to reflect individual Participant contributions during the Award Year. If minimum performance goals are not achieved for an Award, no payment will be made under the Award; provided, however, that the Board, in its sole discretion, may establish a separate discretionary amount distributable as Awards to Participants under the Plan which shall be allocated at the discretion of the Committee.

Section 6  Payment of Awards Earned

6.1.  Timing of Payment.  Awards earned by each Participant shall be paid in cash as soon as administratively possible following the date the amounts are determined but in no event later than two and one-half months after the end of the Award Year (or, if later, two and one-half months after the end of the calendar year containing the end of the Award Year).

6.2.  Set-Off.  The Company shall have the right to set off against any Award payable hereunder, the amount of any loan or advance made by the Company or an Affiliate to the Participant.

Section 7  Termination of Employment

7.1.  Forfeiture of Award.  In the event of a Participant’s termination of employment for any reason other than the Participant’s death, Disability, or Retirement prior to payment being made under an Award, the Participant will forfeit all rights to any payment under the Award.

7.2.  Death, Disability and Retirement.  If a Participant’s employment terminates prior to payment being made under an Award due to the Participant’s death, Disability, or Retirement, the Company shall pay an Award to the Participant or the Participant’s estate at such time as Awards are payable generally to other Participants, pro-rated, to the extent necessary to reflect the number of full and partial months during the Award Year which the Participant was employed by the Company.

Section 8  Section 162(m) Awards

8.1.  Generally.  The Committee may determine that an Award granted to a Covered Executive will be granted in a manner such that the Award qualifies for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). Such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units, or the Company as a whole. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more business criteria.

8.2.  Business Criteria.  The business criteria to be used for Performance-Based Awards shall be as follows, individually or in combination: (1) net earnings; (2) earnings per share; (3) net sales growth; (4) market share; (5) operating profit; (6) earnings before interest and taxes (EBIT); (7) earnings before interest, taxes, depreciation and amortization (EBITDA); (8) gross margin; (9) expense targets; (10) working capital targets relating to inventory and/or accounts receivable; (11) operating margin; (12) return on equity; (13) return on assets; (14) planning accuracy (as measured by comparing planned results to actual results); (15) market price per share; (16) total return to stockholders; (17) cash flow and/or cash flow return on equity; (18) recurring after-tax net income; (19) gross revenues; (20) return on invested capital; (21) safety; (22) cost management; (23) productivity ratios; (24) operating efficiency; (25) accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions; (26) bond ratings; (27) economic value added; (28) book value per share; (29) strategic initiatives; (30) employee satisfaction; (31) cash management or asset management metrics; (32) regulatory performance; (33) dividend yield; (34) dividend payout ratio; (35) pre-tax interest coverage; (36) P/E ratio; (37) capitalization targets; (38) customer value/satisfaction; (39) inventory; (40) inventory turns; (41) availability and/or reliability of generation; (42) outage duration; (43) outage frequency; (44) trading floor earnings; (45) budget-to-actual performance; (46) customer growth; (47) funds from operations; (48) interest coverage; (49) funds from operations/average total debt; (50) funds from operations/capital expenditures; (51) total debt/total capital; (52) electric service power quality and reliability, (53) resolution and/or settlement of litigation and other legal proceedings, (54) corporate responsibility, (55) power supply, (56) total equity/ total capital, and (57) economic strength.

8.3.  Establishment of Performance Goals.  With respect to Performance-Based Awards, the Committee shall establish in writing (i) the applicable performance goals, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of an Award if such performance goals are obtained, and (ii) the individual Employees or class of Employees to which such performance goals shall apply, in each case no later than ninety (90) days after the commencement of the Award Year.

8.4.  Certification of Performance.  No Performance-Based Awards shall be payable to any Participant until the Committee certifies in writing that the applicable performance goals (and any other material terms) have been satisfied.

8.5.  Other Requirements.  With respect to any Awards intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount payable thereunder upon the attainment of such performance goal (in accordance with the requirements of

Section 162(m) of the Code and the regulations thereunder). Notwithstanding the preceding sentence, (i) the Committee may adjust downward, but not upward, the amount payable pursuant to such Award upon attainment of the performance goals, (ii) the Committee may waive the achievement of the applicable performance goals in the case of the death or Disability of the Participant, or under such other conditions where such waiver will not jeopardize the treatment of other Awards as “qualified performance-based compensation” under Section 162(m), and (iii) the Committee shall disregard or offset the effect of any “Extraordinary Items” in determining the attainment of performance goals. For this purpose, “Extraordinary Items” means extraordinary, unusual and/or non-recurring items, including but not limited to, (i) regulatory disallowances or other adjustments, (ii) restructuring or restructuring-related charges, (iii) gains or losses on the disposition of a business or major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution and/or settlement of litigation and other legal proceedings or (vi) the effect of a merger or acquisition. Performance-Based Awards shall otherwise comply with the requirements of Section 162(m) of the Code, or any successor provision thereto, and the regulations there under.

8.6.  Dollar Limit.  No Performance-Based Award to a Participant for an Award Year shall result in a payment in excess of $2 million.

Section 9  Adjustments Upon Changes in Capitalization

9.1.  Changes to Company.  In the event of a reorganization, merger, or consolidation of which the Company is not the surviving corporation, or upon the sale of substantially all the assets of the Company to another entity, or upon the dissolution or liquidation of the Company, the Award Year will terminate on the effective date of such transaction and the Company or its successor shall determine the amount, if any, payable with respect to such Award Year, unless the documents effecting such event provide for the continuance of the Plan and the assumption of such Awards or the substitution of such Awards for awards of equivalent value under a program of the successor.

9.2.  Changes to Subsidiary.  In the event of the reorganization, merger, consolidation, or sale of substantially all of the assets of a subsidiary of the Company to another entity not related to the Company, any Award to a Participant that is an employee of such subsidiary shall be treated in the manner determined by the Board in its discretion.

9.3.  Authority Under this Section.  Adjustments under this Section 9 will be made by the Board, whose determination as to what adjustments will be made and the extent will be final, binding, and conclusive.

Section 10  General Provisions

10.1.  No Right to Participate or Receive an Award.  Nothing in the Plan or in any communication evidencing an Award shall be deemed to give a Participant or a Participant’s legal representative or any other person or entity claiming under or through a Participant any contract or right to receive an Award or any payment under the Plan.

10.2.  No Employment Right.  The Plan does not constitute or imply the existence of an employment contract between the Company or an Affiliate and any person. Participation in the Plan shall not be construed as constituting a commitment, guarantee, agreement, or understanding of any kind that the Company or an Affiliate will continue to employ any individual.

10.3.  Nontransferability.  Neither a Participant nor any other person has any right to assign, transfer, attach, or hypothecate any benefits or payments under the Plan. Payments held by the Company before distribution shall not be liable for the debts, contracts, or obligations of any Participant or any other person, or be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding

10.4.  Withholding.  The Company has the right to deduct any sums which federal, state, or local tax law requires to be withheld with respect to the payment of any Award.

10.5.  Plan Unfunded.  To the extent that any person acquires a right to receive payment under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended from time to time.

10.6.  Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

10.7.  Choice of Law.  The Plan shall be interpreted under the laws of the State of Oregon notwithstanding any conflict of law principles. Venue for all claims and actions related to or arising under the Plan shall be exclusively in the courts of the State of Oregon.

Section 11  Amendment, Suspension, or Termination of Plan

The Board may amend, suspend, or terminate the Plan at any time. In addition, the Board may amend, suspend, or terminate any or all unpaid Awards under the Plan upon a finding of current or threatened financial hardship for the Company, which shall be final and binding upon all Participants.

Section 12  Effective Date

This Plan is effective commencing with the January 1, 2008 Award Year.

Executed as of the 25th day of October, 2007.

PORTLAND GENERAL ELECTRIC COMPANY

By: /s/ Arleen Barnett
Name:     Arleen Barnett

Title:	Vice President, Administration

PORTLAND GENERAL ELECTRIC COMPANY
121 SW SALMON STREET
PORTLAND, OR 97204
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Portland General Electric Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Portland General Electric Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PRTLN1	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PORTLAND GENERAL ELECTRIC COMPANY

The Board of Directors recommends a vote “FOR” all director nominees.

1.	Election of Directors
	Nominees:
	01)	John W. Ballantine	06)	Corbin A. McNeill, Jr.
	02)	Rodney L. Brown, Jr.	07)	Neil J. Nelson
	03)	David A. Dietzler	08)	M. Lee Pelton
	04)	Peggy Y. Fowler	09)	Maria M. Pope
	05)	Mark B. Ganz	10)	Robert T. F. Reid

The Board of Directors recommends a vote
“FOR” proposals 2, 3 and 4.		For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2008.	☐	☐	☐

3.	To approve the Amended and Restated Portland General Electric Company 2006 Stock Incentive Plan.	☐	☐	☐

4.	To approve the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Note: Please sign, date and return your instructions promptly in the enclosed envelope. Sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian or other fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

PORTLAND GENERAL ELECTRIC COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 7, 2008
     The Portland General Electric Company 2008 Annual Meeting of Shareholders will be held on Wedneday, May 7, 2008, at 10:00 a.m. local time, at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, OR 97204.
     The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints Corbin A. McNeill, Jr., Peggy Y. Fowler, James J. Piro, and J. Jeffrey Dudley, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote all the shares of Common Stock of Portland General Electric Company held of record by the undersigned on March 14, 2008, at the Annual Meeting of Shareholders scheduled to be held on May 7, 2008, or at any adjournment or postponement thereof, on all matters coming before said meeting. The above proxies are hereby instructed to vote as shown on the reverse side of this card.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all director nominees, FOR the ratification of the appointment of Deloitte & Touche LLP, FOR the Amended and Restated 2006 Stock Incentive Plan, FOR the 2008 Annual Cash Incentive Master Plan for Executive Officers and, in the discretion of the proxies, with respect to such other business as may properly come before the meeting and at any adjournment or postponements thereof.

YOUR VOTE IS IMPORTANT
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Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be dated and signed on the reverse side.)